SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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PRUDENTIAL-BACHE DIVERSIFIED FUTURES FUND L.P.

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PRELIMINARY COPY – JULY     , 2004

SUBJECT TO COMPLETION

PROXY STATEMENT

PRUDENTIAL-BACHE DIVERSIFIED FUTURES FUND L.P.

One New York Plaza, 13th Floor

New York, New York 10292

NOTICE OF A SPECIAL MEETING OF LIMITED PARTNERS

To Be Held on                     , 2004

To our Limited Partners:

You are cordially invited to attend a Special Meeting of the Limited Partners (the “Special Meeting”) of Prudential-Bache Diversified Futures Fund L.P. (the “Fund”), which will be held at the offices of Prudential Financial, Inc., 751 Broad Street, Newark, N.J. on                     , 2004, at 12:30 p.m. for the following purposes:

1. The approval of the sale of the stock of Seaport Futures Management, Inc. to Preferred Investment Solutions Corp. (“Preferred”) (formerly known as Kenmar Advisory Corp.); the concomitant approval of Preferred as the new general partner of the Fund; and the approval of certain amendments to the Partnership Agreement that Preferred believes will not materially change the operation of, and are intended to be beneficial to, the Fund (the “PROPOSAL”); and

2. The transaction of such other business as may properly come before the Special Meeting, and any adjournments thereof.

Limited Partners of record at the close of business on                     , 2004 are entitled to notice of, and to vote at, the Special Meeting.

Whether or not you plan to attend the Special Meeting, PLEASE COMPLETE, SIGN, DATE AND RETURN the accompanying proxy card in the enclosed envelope in order to make certain that your Limited Partnership Interests will be represented and voted.

YOU MAY REVOKE THE PROXY AT ANY TIME

BEFORE THE AUTHORITY GRANTED THEREIN IS EXERCISED.

By order of the Board of Directors,

Seaport Futures Management, Inc.

Brian J. Martin,

Director and President

Dated: New York, New York
, 2004

i

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PRUDENTIAL-BACHE DIVERSIFIED FUTURES FUND L.P.

One New York Plaza, 13th Floor

New York, New York 10292

(212) 778-7866

PROXY STATEMENT

This Proxy Statement and the enclosed form of Proxy are furnished in connection with the solicitation by the Board of Directors of Seaport Futures Management, Inc., the general partner of PRUDENTIAL-BACHE DIVERSIFIED FUTURES FUND L.P. (the “General Partner” or “SFMI”), of proxies to be voted at a Special Meeting to be held on                     , 2004 at the offices of Prudential Financial, Inc., 751 Broad Street, Newark, N.J. at 12:30 p.m. and at any adjournments thereof. Proxy Statements are first being sent to Limited Partners on or about                     , 2004. All properly executed Proxies in the accompanying form received by the General Partner prior to the Special Meeting will be voted at the Special Meeting. Any Proxy may be revoked at any time before it is exercised by giving notice in writing to the General Partner, by granting a Proxy bearing a later date, or by voting in person.

INTRODUCTION AND BACKGROUND

Background of the PROPOSAL. As a result of the combination of the retail brokerage businesses of Prudential Financial, Inc. (“Prudential”) and Wachovia Corporation in July, 2003 (such combination is now called Wachovia Securities, LLC), Prudential and Prudential Securities Group Inc. (“PSG”), the immediate parent company of SFMI and its sister company, Prudential Securities Futures Management Inc. (“PSFMI”), decided to exit the business of managing commodity funds. PSG solicited offers from known entities in that business to assume SFMI’s and PSFMI’s status as manager of various Prudential commodity funds, including Prudential-Bache Diversified Futures Fund L.P. (the “Fund”). Under that process, PSG selected Preferred Investment Solutions Corp. (“Preferred”), formerly known as Kenmar Advisory Corp., from a group of candidates to replace SFMI and PSFMI. Preferred has over 20 years of commodity fund experience, is well-regarded in the industry and has provided innovative products to commodity fund investors. (See “Preferred Investment Solutions Corp.”, page     .)

In connection with its review of the Amended and Restated Agreement of Limited Partnership of Prudential-Bache Diversified Futures Fund L.P., dated July 14, 1988 (the “Partnership Agreement”) establishing the Fund, as a condition to purchasing the capital stock of SFMI, Preferred has requested that certain amendments be made to the Partnership Agreement which will, in Preferred’s view, not materially change the operation of, and are intended to be beneficial to, the Fund. Preferred believes that none of these amendments will adversely affect the economic interests of the Limited Partners.

The Transaction. On June 30, 2004, PSG and Preferred entered into a Stock Purchase Agreement (the “Transaction”), pursuant to which PSG will sell, and Preferred will buy, all of the capital stock in SFMI (the general partner of the Fund) and PSFMI, conditioned on, among other things (See “Summary of the Transaction -Terms of the Stock Purchase Agreement”, page     ), the approval of the Limited Partners of the Fund to the sale of the stock of the General Partner to Preferred; the concomitant approval of Preferred as the new general partner of the Fund (or, alternatively, the dissolution of the Fund if approval is not received); and the approval of certain amendments to the Partnership Agreement which will, in Preferred’s view, not materially change the operation of, and are intended to be beneficial to, the Fund (the “PROPOSAL”). After the closing of the Transaction, Preferred may use the names “World Monitor” and “Diversified Futures”, but may not use the names “Prudential”, “Prudential – Bache” or “Seaport.”

Key Provisions of the Partnership Agreement. Pursuant to the Partnership Agreement, SFMI may sell its stock to another entity without a vote of the Limited Partners (Art. XIV(B)(2)) of the Partnership Agreement). However, because the transfer of capital stock of the General Partner involves, at minimum, a regulatory change

PRUDENTIAL-BACHE DIVERSIFIED FUTURES FUND L.P.

of control (Preferred must be a commodity pool operator under regulations of the Commodity Futures Trading Commission), PSG determined that it would give the Limited Partners the right to vote on the sale of SFMI’s stock to Preferred; the concomitant approval of Preferred as the new general partner; and certain amendments to the Partnership Agreement. Under Art. XV(B) of the Partnership Agreement, the General Partner can call a meeting of Limited Partners and can ask Limited Partners to vote on a proposal. In doing so, the General Partner is required to give 30 to 60 days’ notice. PSG has chosen to give Limited Partners 60 days’ notice to vote on this matter. The Limited Partners, by voting on this matter, will not lose their limited liability. Pursuant to Art. XV(A) of the Partnership Agreement, Messrs. Richards, Layton & Finger, P.A., special Delaware counsel to the Fund, has given PSG an opinion to that effect. (See “Legal Opinion”, page     .)

Reasons for Voting in FAVOR of the PROPOSAL. By voting IN FAVOR of the PROPOSAL – the sale of SFMI to Preferred; the concomitant approval of Preferred as the new general partner of the Fund; and certain amendments to the Partnership Agreement – a Limited Partner will be able to maintain the Limited Partner’s investment in the Fund. As stated elsewhere (See “Intent of the General Partner If the Sale to Preferred is Not Approved”, page     ), if the Limited Partners reject the PROPOSAL, the General Partner will terminate the Fund, liquidate its positions and pay the Limited Partners their interest in their capital accounts in the Fund.

PSG anticipates no economic disadvantage to a Limited Partner resulting from the change of general partner from SFMI to Preferred. Preferred has informed the General Partner that it has discussed its potential general partner status with John W. Henry & Co., Inc., the commodity trading advisor of the Fund, and that advisor, which currently makes all trading decisions for the Fund, has agreed to remain the trading advisor for the Fund following the closing of the Transaction. The Fund has had an aggregate return of 328% since inception.* Moreover, in Preferred’s view, none of the changes to the Partnership Agreement proposed by Preferred will adversely affect a Limited Partner; to the contrary, in fact, in Preferred’s view such changes are intended to be beneficial to Limited Partners. Moreover, the sale from SFMI to Preferred will not impact a Limited Partner’s relationship with his or her securities broker, including, if applicable, the Limited Partner’s securities broker at Wachovia Securities, LLC.

Preferred believes that none of the proposed amendments to the Partnership Agreement will materially change the operation of the Fund, and that all such amendments are intended to reflect how the Fund will be operated by the General Partner without changing in any way the economic interests of the Limited Partners.

There will be no change in the Fund’s regulatory oversight.

Recommendation on the PROPOSAL. The General Partner recommends that Limited Partners vote IN FAVOR of the PROPOSAL.

*	At 5/31/04 – will be updated in Final Proxy Statement.

PRUDENTIAL-BACHE DIVERSIFIED FUTURES FUND L.P.

SUMMARY

THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE INFORMATION APPEARING ELSEWHERE IN THIS PROXY STATEMENT AND INCORPORATED HEREIN BY REFERENCE.

The Fund (see page     )

The Fund is a Delaware limited partnership which was formed on May 25, 1988. The Fund commenced trading operations on October 19, 1988 and will continue to exist until terminated pursuant to the provisions of the Partnership Agreement. As at [record date], 2004 (the “Record Date”), the Fund had $[6,899,379]* under management and had [16,121.000]* Limited Partnership Interests. The Fund was formed to engage in the speculative trading of a portfolio primarily consisting of commodity futures, forward and options contracts. The Fund’s main business office is located at the offices of the General Partner at One New York Plaza, 13th floor, New York, New York 10292-2013; phone (212) 778-7866.

The General Partner (see page     )

Seaport Futures Management, Inc. (“SFMI”), a Delaware corporation formed in June 1979, is the general partner of the Fund. The General Partner is registered under the Commodity Exchange Act, as amended (“CE Act”), as a commodity pool operator (“CPO”) and is a member of the National Futures Association (“NFA”) in that capacity. The General Partner’s main business office is located at One New York Plaza, 13th floor, New York, New York 10292-2013; phone (212) 778-7866.

Preferred Investment Solutions Corp., formerly known as Kenmar Advisory Corp. (see page     )

Preferred Investment Solutions Corp. (“Preferred”) (formerly known as Kenmar Advisory Corp.), now a Connecticut corporation, was formed in 1983, is registered under the CE Act as a CPO and is a member of the NFA in that capacity. Its principal place of business is Two American Lane, P.O. Box 5150, Greenwich, Connecticut 06831, phone (203) 861-1000.

Time, Date and Place of the Special Meeting (see page     )

The Special Meeting of the Limited Partners of the Fund will be held on                     , 2004 at the offices of Prudential Financial, Inc., 751 Broad Street, Newark, N.J. at 12:30 p.m.

Reasons for Calling of this Special Meeting (see page    )

The purposes of this Special Meeting of the Fund are as stated in the PROPOSAL before the Meeting:

•	Approval of the sale of the stock of SFMI to Preferred; the concomitant approval of Preferred as the new general partner of the Fund; and approval of certain amendments to the Partnership Agreement that Preferred believes will not materially change the operation of, and are intended to be beneficial to, the Fund (the “PROPOSAL”); and

•	To transact such other business as may properly come before the Special Meeting, and any adjournments thereof.

*	At 5/31/04 – will be updated in Final Proxy Statement.

PRUDENTIAL-BACHE DIVERSIFIED FUTURES FUND L.P.

Required Vote; Quorum (see page     )

The PROPOSAL requires the affirmative vote of Limited Partners holding at least a majority interest (over 50%) of the outstanding Units (not including Units held by the General Partner). There is no specific quorum requirement under the Partnership Agreement or the Delaware Revised Uniform Limited Partnership Act for the transaction of business at the Special Meeting; however, if a majority of the Units are not represented at the Special Meeting, then the Proxyholders will use their discretionary authority to adjourn the Special Meeting to a later date.

Failure to submit a proxy, or to vote, will have the effect of a vote against the PROPOSAL. In addition, all Limited Partner abstentions will have the effect of a vote against the PROPOSAL.

Questions

If you have any questions concerning the material contained in this Proxy Statement, the Notice of the Special Meeting or the Proxy (collectively, the “Proxy Materials”), please call the General Partner at (212) 778-7866. Alternatively, you may want to consult with your regular securities broker, including your securities broker at Wachovia Securities, LLC.

THE FUND

The Fund

The Fund commenced trading operations on October 19, 1988 and will continue to exist until terminated pursuant to the provisions of the Partnership Agreement. As at the Record Date, the Fund had $[6,899,379]* under management and had [16,121.000]* Limited Partnership Interests. The Fund was formed to engage in the speculative trading of a diversified portfolio of futures, forward and options contracts.

The Trading Advisor of the Fund

The Fund has its own independent CTA to make all of the Fund’s trading decisions. At inception, the General Partner, on behalf of the Fund, entered into an advisory agreement with John W. Henry & Co., Inc. (the “Trading Advisor” or “JWH”) and the Trading Advisor continues to make all the trading decisions for the Fund. JWH has been allocated 100% of the Fund’s assets for trading purposes pursuant to a proprietary trading system agreed upon with the General Partner.

The Trading Advisor is registered as a CTA with the Commodity Futures Trading Commission (“CFTC”). It is a member of the NFA in that capacity.

Preferred intends to retain the Trading Advisor to the Fund and the Trading Advisor has agreed to continue to serve as trading advisor to the Fund if the Limited Partners pass the PROPOSAL.

Additional information concerning the Fund, its Trading Advisor and Trading Program is set forth in the Fund’s Registration Statement on Form S-1 (Registration No. 33-22100) and the related prospectus previously provided to all Limited Partners. Financial information, and certain other information, concerning the Fund is provided each month and also is set forth in the Fund’s Annual Report on Form 10-K for the year ended December 31, 2003 and the Fund’s Quarterly Report on Form 10-Q for the period ended March 31, 2004. The Fund’s Annual Report, containing audited financial information for the years ended December 31, 2003 and 2002 (pursuant to CFTC Rules) was previously distributed to all Limited Partners.

*	At 5/31/04 – will be updated in Final Proxy Statement.

PRUDENTIAL-BACHE DIVERSIFIED FUTURES FUND L.P.

Performance of the Fund. *

Day started Trading	10/19/88
Net Asset Value, as defined in the Partnership Agreement (“NAV”) on Start Date	$6,039,177
NAV on May 31, 2004	$6,899,379
NAV per Limited Partnership Interest on Start Date	$100
NAV per Limited Partnership Interest on May 31, 2004	$427.98

The General Partner

SFMI, a Delaware corporation formed in June 1979, is the current general partner of the Fund. The General Partner has been registered under the CE Act as a CPO since June 1982, and is a member of the NFA in that capacity. Additional information concerning the General Partner, including its Statement of Financial Condition at December 31 1987, is set forth in the Fund’s Post Effective Amendment No. 1 to Form S-1 (Registration No. 33-22100).

Directors and Officers of the General Partner

There are no directors or executive officers of the Fund. As of the Record Date, the current officers and directors of the General Partner were as follows:

Name	Position
Alex H. Ladouceur	Chairman of the Board of Directors and Director
Brian J. Martin	President and Director
Ronald J. Ivans	Treasurer, Chief Financial Officer and Director
Richard H. Hulit	Senior Vice President and Director
Guy S. Scarpaci	Director
Thomas T. Bales	Vice President

Duties and Commitments of the General Partner

Management of the Fund

The General Partner is responsible for the management of the Fund’s business and affairs, including its day-to-day administration, but does not (except in certain limited, and essentially emergency, situations) direct the trading activities for the Fund (which resides with the Trading Advisor). The General Partner’s responsibilities include:

•	Monitoring the Trading Advisor’s activities and the Trading Advisor’s adherence to stated policies and programs.

•	Renewing and/or reallocating the assets assigned to the Trading Advisor, as well as selecting additional and/or substituting trading advisors.

•	Accepting responsibility for the obligations of the Fund if its liabilities were to exceed its assets.

•	Preparing monthly and annual reports to the Limited Partners; filing reports required by the CFTC, the SEC and any other Federal or State agencies or self-regulatory organizations.

*	At 5/31/04 – will be updated in Final Proxy Statement.

PRUDENTIAL-BACHE DIVERSIFIED FUTURES FUND L.P.

•	Calculating the Net Asset Value of the Fund and all fees and expenses to be paid by the Fund.

•	Providing suitable facilities and procedures for handling and executing redemptions, exchanges, transfers and distributions (if any), and the orderly liquidation of the Fund.

•	Selecting and monitoring the Fund’s commodity clearing broker and its foreign exchange counterparties, as well as all other service providers.

Minimum Purchase Commitment

The General Partner contributed amounts to the Fund in order to maintain at least a 1% interest in the capital, profits and losses of the Fund and, in return, it received General Partnership Units in the Fund. Preferred has agreed to contribute such amounts to the Fund as is necessary to maintain at least a 1% interest in the capital, profits and losses of the Fund.

Net Worth Commitment

The General Partner’s net worth meets the minimum net worth requirements of the North American Securities Administrators Association, Inc. Commodity Pool Guidelines (“NASAA Guidelines”). The General Partner had agreed, under terms of the Partnership Agreement, that for so long as it remained a general partner of the Fund to maintain a minimum net worth equal to an amount that is at least 10% of the total contributions to the Fund (excluding the General Partner’s interests and receivables in the Fund), unless it received an opinion of tax counsel that such net worth requirement was no longer necessary to classify the Fund as a partnership for tax purposes. Thereafter, the Fund received an opinion of counsel to that effect. The Partnership Agreement, taken in conjunction with the NASAA Guidelines, provide that the minimum net worth commitment shall be $1,000,000 or such higher amount as may be required under the NASAA Guidelines. The NASAA Guidelines define “net worth” as the excess of total assets over total liabilities as determined by generally accepted accounting principles. Preferred has agreed to meet the minimum net worth requirements of the NASAA Guidelines. (See “Amendments”, p.     .)

PRUDENTIAL-BACHE DIVERSIFIED FUTURES FUND L.P.

PREFERRED INVESTMENT SOLUTIONS CORP. (“Preferred”)

The following is a general description of Preferred, its principals and affiliates, and their investment process, all as prepared by Preferred. Preferred financial and past performance histories also are included. General information regarding Preferred’s plans for the Fund following the approval of the PROPOSAL also is provided.

Background

Preferred is part of the Kenmar Group of Companies (collectively, “Kenmar”), which was founded in 1983 on the premise that sound investments in alternative strategies can produce solid returns with appropriate risks. Doing so, however, requires extensive market and trading experience, informed decision-making and skilled management. Kenmar is headquartered in Greenwich, Connecticut with a client service and administrative office in Dublin, Ireland. The firm currently employs 28 individuals.

Preferred is a wholly owned subsidiary of Kenmar Holdings Inc. (“KHI”), which is also a principal of Preferred. Preferred (formerly known as Kenmar Advisory Corp.) has been registered with the CFTC as a CPO since February 7, 1984, and is a member in good standing of the NFA in such capacity. Its principal place of business is Two American Lane, P.O. Box 5150, Greenwich, CT 06831, telephone number (203) 861-1000. A copy of Preferred’s audited financial statements for the period ending September 30, 2003 (with an unaudited update through December 31, 2003) is attached as Exhibit A hereto.

Preferred is a Connecticut corporation which originally was formed in 1983 as a New York corporation. Preferred is a global asset management firm specializing in managed futures and other alternative investments. Preferred (formerly known as Kenmar Advisory Corp.) and its affiliates have been designing, sponsoring and managing single-advisor and multi-advisor funds and accounts for over two decades. Its clients include global investment managers, pension plans, U.S. and international brokerage firms, private banks, international insurance companies, family investment offices and high net worth individuals. As of June 1, 2004, Preferred and its affiliates were managing discretionary and non-discretionary accounts and funds with total capital of approximately $1.4 billion, of which approximately $26 million was invested in a public commodity pool operated by Preferred, Kenmar Global Trust, a Delaware business trust which commenced trading in 1997.

No administrative, civil, or criminal action has ever been brought against Preferred, any of its principals, or any fund or commodity pool sponsored or managed by Preferred.

Principals and Key Employees

Mr. Marc S. Goodman and Mr. Kenneth A. Shewer are the founders, co-Chief Executive Officers and co-Chief Investment Officers of Preferred. Mr. Shewer is Preferred’s Chairman and Mr. Goodman is its President. Messrs. Goodman and Shewer are Preferred’s sole directors. All of Preferred’s stock is owned, indirectly and equally, by Messrs. Goodman and Shewer. Together, Messrs. Goodman and Shewer bring to Kenmar and Preferred 61 years of combined experience in commodities, futures, and alternative investments.

Mr. Kenneth A. Shewer (born 1953), Chairman, was employed by Pasternak, Baum and Co., Inc. (“Pasternak, Baum”), an international cash commodity firm, from June 1975 until September 1983. Mr. Shewer created and managed Pasternak, Baum’s Grain Logistics and Administration Department and created its Domestic Corn and Soybean Trading Department. In 1982, Mr. Shewer became co-manager of Pasternak, Baum’s F.O.B. Corn Department. In 1983, Mr. Shewer was made Vice President and Director of Pasternak, Baum. Mr. Shewer graduated from Syracuse University with a B.S. degree in 1975.

Mr. Marc S. Goodman (born 1948), President, joined Pasternak, Baum in September 1974 and was a Vice President and Director from July 1981 until September 1983. While at Pasternak, Baum, Mr. Goodman was largely responsible for business development outside of the United States, for investment of its corporate

PRUDENTIAL-BACHE DIVERSIFIED FUTURES FUND L.P.

retirement funds, and for selecting trading personnel. Mr. Goodman has conducted extensive business in South America, Europe and the Far East. Mr. Goodman graduated from the Bernard M. Baruch School of Business of the City University of New York with a B.B.A. in 1969 and an M.B.A. in 1971 in Finance and Investments, where he was awarded an Economics and Finance Department Fellowship from September 1969 through June 1971.

Messrs. Shewer and Goodman left Pasternak, Baum in September 1983 to form Kenmar Advisory Corp. (now Preferred) and they have occupied their present positions with Preferred since that time.

Ms. Esther Eckerling Goodman (born 1952), Chief Operating Officer and Senior Executive Vice President, joined Kenmar Advisory Corp. (now Preferred) in July 1986 and has been involved in the futures industry since 1974. From 1974 through 1976, she was employed by Conti-Commodity Services, Inc. and ACLI Commodity Services, Inc., in the areas of hedging, speculative trading and tax arbitrage. In 1976, Ms. Goodman joined Loeb Rhoades & Company, Inc. where she was responsible for developing and managing a managed futures program which, in 1979, became the trading system for Westchester Commodity Management, an independent commodity trading advisor of which Ms. Goodman was a founder and principal. From 1983 through mid-1986, Ms. Goodman was employed as a marketing executive at Commodities Corp. (USA) of Princeton, New Jersey. Ms. Goodman was a Director of the Managed Futures Trade Association from 1987 to 1991 and a Director of its successor organization, the Managed Futures Association, from 1991 to 1995 (now the Managed Funds Association). She has written several articles and has spoken before various professional groups and organizations on the subject of managed futures. Ms. Goodman graduated from Stanford University with a B.A. degree in psychology in 1974.

Mr. Braxton Glasgow III (born 1953), Executive Vice President, joined Kenmar Advisory Corp. (now Preferred) in May 2001. Mr. Glasgow is responsible for business development. Previously, he served as Executive Vice President, Director of Client Services and a Principal at Chesapeake Capital Corp., a commodities trading firm, and as Senior Managing Director at Signet Investment Banking Co. Mr. Glasgow began his career at PricewaterhouseCoopers, where he specialized in mergers and acquisitions and private equity, including extensive work in Europe and the Far East. Mr. Glasgow received a B.S. in Accounting from the University of North Carolina at Chapel Hill and is a Certified Public Accountant. From 1994 to 1995, he was President of the Jay Group Ltd. Mr. Glasgow received a B.S. degree in accounting from the University of North Carolina in 1975.

Ms. Maureen Howley (born 1967), Senior Vice President and Chief Financial Officer, joined Kenmar Advisory Corp. (now Preferred) in July 2003. She is responsible for corporate finance and administration. From July 2001 until July 2003, Ms. Howley was an Associate at Andor Capital Management, LLC, an equity hedge fund company. At Andor, she was responsible for managing the corporate accounting functions. Previously, she was the Controller at JWH where she held positions of increasing responsibility from September 1996 to July 2001. She began her career at Deloitte & Touche where she specialized in the financial services industry. She held many positions of increasing responsibility for seven years, and left as an Audit Senior Manager in July 1996 to join JWH. Ms. Howley received a B.A. in Accounting from Muhlenberg College in 1989 and designation as a Certified Public Accountant in 1990.

Ms. Joanne D. Rosenthal (born 1965), Senior Vice President and Director of Research, joined Kenmar Advisory Corp. (now Preferred) in October 1999. Prior to joining Preferred, Ms. Rosenthal spent nine years at The Chase Manhattan Bank, in various positions of increasing responsibility. From July 1991 through April 1994, she managed the Trade Execution Desk and from May 1994 through September 1999, she was a Vice President and Senior Portfolio Manager of Chase Alternative Asset Management, Inc. Ms. Rosenthal received a Masters of Business Administration with a concentration in Finance from Cornell University and a Bachelor of Arts in Economics from Concordia University in Montreal, Canada.

PRUDENTIAL-BACHE DIVERSIFIED FUTURES FUND L.P.

Mr. Richard Horwitz (born (1953), Senior Vice President and Director of Risk Management and Performance Analytics, joined Kenmar Advisory Corp. (now Preferred) in 2002. In that role, he has been developing proprietary risk transparency/risk management systems and collaborates on manager due diligence and analytics. Previously, Mr. Horwitz was a Principal at Capital Market Risk Advisors, Inc., a pre-eminent risk management consulting firm. For the prior eight years, he was a Senior Research Analyst and Principal at Sanford C. Bernstein & Co., Inc. During the previous six years, he was a Senior Associate at Booz Allen & Hamilton, Inc., where he focused on the financial services industries. Mr. Horwitz received an undergraduate degree in Electrical Engineering from MIT and a M.B.A. from the Sloan School of Management at MIT.

Mr. Joseph Allessie (born 1965), Senior Vice President and General Counsel, joined Kenmar Advisory Corp. (now Preferred) in 2004. Prior to joining Preferred, Mr. Allessie spent five years as General Counsel and Chief Compliance Officer at Global Asset Management (“GAM”), where he was responsible for the legal and compliance function for the Americas. Prior to joining GAM, he was counsel to the Bureau Chief for the New Jersey Bureau of Securities. He joined the Bureau in June 1993. Prior to that, Mr. Allessie was an associate in the McDonald Group Law Firm in Pennsylvania and the former law clerk to the Bureau of Securities of the State of Michigan. Mr. Allessie received a B.A. from Pennsylvania State University in 1987 and a J.D. from the Thomas M. Cooley Law School in Lansing, Michigan in 1990.

Mr. James Dodd (born 1951), Managing Director, joined Kenmar Advisory Corp. (now Preferred) in 2002. He is responsible for structuring and marketing investment products to financial institutions and to retail investors via the brokerage and financial consultant channels. Earlier in his career, Mr. Dodd was a senior marketing officer of the Capital Markets Group of Continental Bank in Chicago; President of Signet Investment Banking Company in Richmond, Virginia; and Managing Director of Financial Institutions Marketing at Chesapeake Capital, a large Richmond-based CTA. Mr. Dodd received an AB degree from Cornell University in 1974 and a M.B.A. degree from the University of Chicago in 1983.

Ms. Rosita Levy (born 1973), Vice President, Fund Administration, joined Kenmar Advisory Corp. (now Preferred) in 1993 and is responsible for all aspects of fund accounting. Ms. Levy has held positions of increasing responsibility at Kenmar including administrative assistant, fund administration, fund accounting, and the oversight of offshore administration. Ms. Levy attended Barnard College at Columbia University where she earned credits towards her B.A. degree.

Ms. Melissa Cohn (born 1960), Vice President and Senior Research Analyst, joined Kenmar Advisory Corp. (now Preferred) in 1988. Her responsibilities include manager due diligence, manager analysis, and portfolio/risk management. Ms. Cohn has been involved in the futures industry for over 20 years. Prior to joining Preferred, she spent six years in positions of increasing responsibility in the Commodities Division at Shearson Lehman Hutton Inc. Her experience includes that of a Sales Assistant, Assistant Commodity Trader and Trader executing orders for numerous CTAs that traded through Shearson. Ms. Cohn graduated from the University of Wisconsin-Madison with a B.S. in Agriculture in 1982.

Ms. Florence Y. Sofer (born 1966), Vice President, Investor Communications, responsible for the development and implementation of all internal and external communications programs worldwide, joined Kenmar Advisory Corp. (now Preferred) in 2001. From 1997 to 2001, Ms. Sofer was the Vice President, Marketing, and a Principal of JWH, where she was responsible for strategic marketing and client communications for the firm and its subsidiaries. From 1994 to 1997, Ms. Sofer was the Marketing Manager for Global Asset Management at JWH where she was involved in the successful development and launch of the firm’s mutual fund product line. Ms. Sofer received a B.A. degree from American University in 1988 and a M.B.A. in Marketing from George Washington University in 1992.

PRUDENTIAL-BACHE DIVERSIFIED FUTURES FUND L.P.

Investment Process

Preferred’s success depends upon its ability to identify CTAs of the highest caliber – those CTAs that are not only highly skilled, but also adept at managing risk. Comprehensive qualitative and quantitative information about each CTA is essential, not just for the evaluation of the CTA itself, but also to assess accurately each advisor’s trading and performance on an ongoing basis.

Advisor Due Diligence Analysis

The goal of the due diligence and analysis process is to understand what lays behind the CTA’s historical performance numbers; to understand how and why a CTA makes money; the risks associated with the trading strategy; and the strengths and weaknesses of the strategy within specific markets and market environments. Some of the elements of Preferred’s advisor due diligence and analysis process are described briefly below:

Extensive interviews with senior management of the CTA to discuss all aspects of the investment approach. Particular emphasis is placed on evaluating the CTA’s risk management strategies and ongoing research and development.

On-site visits to a CTA office, which includes an assessment of administrative practices.

Background checks on the firm and its principals, registrations and good-standing with the relevant regulatory agencies. Preferred’s research team also speaks with their network of industry professionals which has been cultivated over Preferred’s 20 years in business.

Statistical analysis of historical performance, based on both monthly and daily rates of return. Analyzing daily returns increases Preferred’s ability to assess the true return and risk characteristics of a given strategy; monthly data often hides underlying risks. Performance is also analyzed against relevant industry indices and similar types of traders.

In addition to performance, historical trade information is analyzed to understand more clearly the CTA’s trading methodology and its trade characteristics. Trades are plotted on price charts of individual futures contracts to illustrate how the strategy works, how it builds positions and liquidates positions; and how different market environments impact the strategy in terms of return, volatility and potential for loss. Trades are plotted against those of other CTAs more clearly to understand differences and similarities among them.

Ongoing Monitoring and Management

One of the features of managed futures that are not often found in other types of alternative investments is that in futures there is total daily position transparency and daily liquidity.

Preferred monitors every trade of every CTA in which it invests on a daily basis. The process involves quantifying risk by market and performance, market sector and for the entire portfolio; monitoring and evaluating individual trades each day, within the context of the CTA’s trading history and the current market; monitoring and evaluating risk – leverage, market concentration and exposure, changes in market and performance, volatility, position size and exit strategies; assessing the consistency of the application of the trading rules and parameters of each CTA’s methodology; and, analyzing each CTA’s performance against Preferred’s own expectations for that CTA and against other CTAs in its peer group.

The monitoring process is both qualitative and quantitative. Preferred believes that success requires an intimate understanding of each CTA’s trading strategy, of the market’s “tone,” and of how each advisor is expected to trade and perform in the current market.

Other Managed Futures Products Sponsored by Preferred and its Affiliates

Preferred (formerly known as Kenmar Advisory Corp.) has sponsored and managed a number of commodity pools, and affiliates of Preferred have operated, managed, and/or sponsored a number of other commodity pools

PRUDENTIAL-BACHE DIVERSIFIED FUTURES FUND L.P.

and alternative investment products. For information regarding the past performance of the commodity pools operated by Preferred, please see “Past Performance of Commodity Pools Operated by Preferred Investment Solutions Corp. (formerly known as Kenmar Advisory Corp.)” attached as Exhibit B hereto.

Preferred and its principals and affiliates have substantial investments in certain of the commodity pools and investment products operated, managed or sponsored by Preferred and its affiliates.

Preferred’s Proposed Changes in Management, Administration and Operation of the Fund

Based upon a review of the Fund’s current operations and Preferred’s experience in operating and managing managed futures funds, Preferred intends to make certain changes in the administration and operation of the Fund. Preferred believes that such changes will not materially change the operation of, and are intended to be beneficial to, the Fund. (See also, “Amendments,” page     .)

No Change in Fees

Preferred intends to maintain the same overall fee structure of the Fund and anticipates no increase in any such fees. Preferred and its affiliates will receive the same annual fixed services fee currently paid by the Fund to Prudential Financial Derivatives, LLC, an affiliate of PSFMI (“PFD”). The same portion of the fixed fee currently paid out by PFD will continue to be paid out by Preferred to Wachovia Securities, LLC for ongoing investor-related services. Transactional expenses currently paid by the General Partner will continue to be paid out of the balance of the fixed fee.

Service Providers

Accounting and Administration Services. Preferred intends to appoint Derivatives Portfolio Management, LLC (“DPM”) as the Fund’s accountant and administrator. Preferred and its affiliated companies currently utilize DPM in this capacity in connection with existing products and believe there is significant value in having an experienced third-party firm that is independent of the Fund’s general partner and its FCM handle the daily and monthly accounting and fund administrative services. In addition, DPM provides Preferred with important information that Preferred uses to evaluate advisors and trading. In conjunction with DPM, Preferred has developed reports and systems to monitor the performance and trading activity of a fund’s trading advisors and investment portfolio, and to help Preferred assess a portfolio’s risk.

Independent Auditors. Preferred intends to appoint Arthur F. Bell, Jr. & Associates, LLC (“AFB”) as the Fund’s independent auditor to replace PricewaterhouseCoopers LLP (“PwC”) for 2004 and beyond. AFB has worked with Preferred and its affiliated companies for over 10 years and audits many other funds (public and private) in the managed futures and alternative investments industries, including many of Kenmar’s funds as well as the Kenmar companies. Founded in 1974, AFB currently provides audit, tax related, and accounting and consulting services to over 200 funds. The change of auditors will be made because Preferred believes it will be beneficial to the Fund; it does not stem from any disagreement with PwC.

FCM. The current brokerage agreement for the Fund is with PFD. Preferred intends to continue to use PFD as the Fund’s FCM for commodity clearing. Preferred believes that the transaction expenses charged by PFD are competitive with those of other FCMs, and that the clearing services PFD provides will continue to serve the needs of the Fund.

Other Service Providers. As with all of the Fund’s service providers, Preferred periodically will review the quality of service provided by such service providers and will compare such services relative to others in the managed futures industry. Although it has no present intention to do so, Preferred will make any changes it believes will be beneficial to Limited Partners of the Fund.

PRUDENTIAL-BACHE DIVERSIFIED FUTURES FUND L.P.

THE PROPOSAL

APPROVAL OF THE SALE OF STOCK OF SEAPORT FUTURES MANAGEMENT, INC. TO PREFERRED INVESTMENT SOLUTIONS CORP. (“Preferred”-FORMERLY KNOWN AS KENMAR ADVISORY CORP.); THE CONCOMITANT APPROVAL OF PREFERRED AS THE NEW GENERAL PARTNER OF THE FUND; AND CERTAIN AMENDMENTS TO THE PARTNERSHIP AGREEMENT THAT PREFERRED BELIEVES WILL NOT MATERIALLY CHANGE THE OPERATION OF, AND ARE INTENDED TO BE BENEFICIAL TO, THE FUND

Background of the Proposal

As a result of the combination of the retail brokerage businesses of Prudential and Wachovia Corporation in July, 2003 (such combination is now called Wachovia Securities, LLC), Prudential and PSG, the immediate parent company of SFMI and its sister company, PSFMI, decided to exit the business of managing commodity funds. PSG solicited offers from known entities in that business to assume SFMI’s and PSFMI’s status as manager of various Prudential commodity funds, including the Fund. Under that process, PSG selected Preferred (formerly known as Kenmar Advisory Corp.) from a group of candidates to replace SFMI and PSFMI. Preferred has over 20 years of commodity fund experience, is well regarded in the industry and has provided innovative products to commodity fund investors. (See “Preferred Investment Solutions Corp.”, page     .)

Preferred’s replacement of SFMI as general partner of the Fund will be effectuated in connection with a sale of all the issued and outstanding capital stock of SFMI to Preferred which will own all of SFMI’s Interests as General Partner (“General Partnership Interests” or “General Partnership Units”) of the Fund for which certain closing conditions are met. The sale is to be effectuated pursuant to a Stock Purchase Agreement between PSG and Preferred, dated June 30, 2004 (the “Stock Purchase Agreement”). (See “Summary of the Transaction – Terms of the Stock Purchase Agreement”, page     .) Subject to approval of the PROPOSAL by the Limited Partners, and concurrent with the sale of its stock to Preferred, SFMI’s General Partnership Interests in the Fund will be owned by Preferred. As a result, SFMI will no longer act as general partner of the Fund and Preferred will thereafter function as the new general partner.

The General Partner is seeking approval from the Limited Partners for the sale of its stock to Preferred, notwithstanding the fact that the Partnership Agreement does not require approval of the sale of SFMI’s capital stock. PSG and the General Partner, on the advice of counsel, made a determination that the sale of the General Partner’s capital stock (along with its General Partnership Interests) to Preferred constitutes a regulatory change in control and accordingly determined to seek the Limited Partners’ approval of the sale of its stock to Preferred and the concomitant approval of Preferred as the new general partner of the Fund. Subject to the Limited Partners’ approval, the General Partner intends to consummate the sale of its stock to Preferred within approximately five (5) business days following the date of this Special Meeting. This will result in the cessation of the General Partner’s activities as General Partner of the Fund because Preferred intends to merge SFMI and PSFMI into Preferred after the closing of the Transaction and those two entities will thereafter cease to exist as separate entities.

In the event that the Limited Partners do not approve the sale of SFMI stock to Preferred and thus do not approve Preferred as the new general partner of the Fund, SFMI intends to end its operations in the managed commodity fund business. (See “Intent of the General Partner If the Sale to Preferred is Not Approved” for a full discussion of the General Partner’s intent and its consequences, page     .)

Summary of the Transaction – Terms of the Stock Purchase Agreement

PSG and Preferred have entered into a Stock Purchase Agreement pursuant to which PSG will sell, and Preferred will buy, all of the capital stock of SFMI and PSFMI, for an aggregate consideration equal to the Net

PRUDENTIAL-BACHE DIVERSIFIED FUTURES FUND L.P.

Asset Values (as defined in the Stock Purchase Agreement) of the general partner or managing owner interests held by SFMI and PSFMI in all (with one exception – a fund of under $3,000,000 which will be dissolved) managed commodity funds (including the Fund) operated by them (unless excluded as provided below), plus a premium. If Limited Partners do not, for any reason, approve the PROPOSAL, the Fund would not be included in the sale to Preferred and the value of the general partner interest in the Fund held by SFMI would not be included in the consideration paid to PSG. Similarly, if interestholders in other commodity funds managed by SFMI and PSFMI do not, for any reason, approve similar proposals to be made with respect to their commodity funds, those funds would not be included in the sale to Preferred and, in each case, the value of their respective general partner or managing owner interests would not be included in the consideration paid to PSG. It is a condition to the consummation of the Transaction that the aggregate Net Asset Values of all commodity funds managed by SFMI and PSFMI to be transferred to Preferred must be at least $97,000,000.

The Stock Purchase Agreement contains provisions relating to representations and warranties by each of PSG and Preferred (including a representation and warranty that Preferred will only replace CTAs for the various commodity funds (a) if required to do so under Preferred’s fiduciary duties under applicable law, or (b) if Preferred, in its reasonable discretion, believes it is in the best interest of the interestholders to do so; however, it has no present intention to change the Fund’s Trading Advisor); indemnifications for losses resulting from breaches thereof and for certain other losses, and operation of the business of the Fund and other commodity funds by SFMI and PSFMI generally in the ordinary course of business until the closing of the Transaction. Additionally, Preferred may continue to use the names “World Monitor” and “Diversified Futures” in connection with the funds to be acquired, but, following the closing of the Transaction, may not use the names “Prudential”, “Prudential-Bache” or “Seaport”.

Each fund managed by SFMI and PSMFI currently has a brokerage agreement with PFD, an affiliate of PSG. As part of the Transaction, that brokerage agreement (which, among other things, provides for the payment of a fixed fee to PFD, under the terms of its public offering (Registration Statement No. 33-22100)) will be assigned to Preferred or terminated and replaced by an agreement under which Preferred will receive a similar fixed fee. Preferred has stated that it intends to continue to utilize PFD as the clearing FCM for the Fund in connection with the Fund’s futures transactions. (See “Preferred’s Proposed Changes in Management, Administration and Operation of the Fund – FCM”, page     ).

The expenses incurred by PSG in connection with the solicitation of proxies for various funds managed by SFMI and PSMFI will be reimbursed by Preferred to PSG.

The Partnership Agreement

The rights and duties of the General Partner and of the Limited Partners are governed by provisions of the Delaware Revised Uniform Limited Partnership Act and by the Partnership Agreement. The key features of the Partnership Agreement applicable to the PROPOSAL to be voted on are outlined below, but Limited Partners should refer to the complete Partnership Agreement for details of all of its terms and conditions. A copy of the Partnership Agreement is attached to this Proxy Statement as Exhibit C. (See “Amendments”, page     .)

The transfer of the stock of the General Partner is permitted by Art. XIV(B)(2) of the Partnership Agreement which reads as follows:

To the full extent permitted by law, nothing in this Agreement shall be deemed to prevent the merger of the General Partner with another corporation, the reorganization of the General Partner into or with any other corporation, or the transfer of all of the capital stock of the General Partner and the assumption of the rights, duties and liabilities of the General Partner by, in the case of a merger, reorganization or consolidation, the surviving corporation by operation of law. [Emphasis added.]

PRUDENTIAL-BACHE DIVERSIFIED FUTURES FUND L.P.

The Partnership Agreement further provides in Art. XIV(B)(3):

Upon assignment of all its General Partnership Interest, the General Partner shall not cease to be a General Partner of the Partnership, or to have the power to exercise any right or powers as a General Partner, until an additional general partner, who shall carry on the business of the Partnership, has been admitted as a general partner to the Partnership. [Emphasis added.]

The Partnership Agreement does not provide the manner in which an additional general partner shall be admitted to the Limited Partnership pursuant to Art. XIV(B)(3), nor does the Partnership Agreement require approval by the Limited Partners for the General Partner’s transfer of its capital stock to another entity. PSG and the General Partner have made a determination that the transfer of the General Partnership’s stock and its concurrent transfer of its General Partnership Interests to Preferred constitutes a regulatory change of control and that they will seek the Limited Partners’ approval of the sale of the General Partner’s capital stock to Preferred and the concomitant approval under Art. XI(B)(4)(d) the Partnership Agreement of Preferred as the new general partner of the Fund.

Neither Art. XIV(B)(2) nor Art. XIV(B)(3) of the Partnership Agreement contain notice provisions in connection with the sale of a General Partner’s capital stock to another entity. Meetings of the Fund, however, may be called by the General Partner pursuant to Art. XV(B) of the Partnership Agreement. That section provides that the General Partner shall give written notice to all Limited Partners, by mail, of such meeting and its purpose. Such meeting must be held at least 30 but not more than 60 days after the receipt of such notice. In order to ensure an adequate period for Limited Partners to consider the PROPOSAL, the General Partner has determined to give the Limited Partners 60 days’ notice of the Special Meeting.

Amendments

The Partnership Agreement sets forth provisions by which amendments may be made to the Partnership Agreement (Art. XV(A)(1)). Substantive amendments to the Partnership Agreement shall not become effective unless approved by the affirmative vote of Limited Partners holding at least a majority (over 50%) of the outstanding Units (excluding Units held by the General Partner) of the Fund. Reference is made to a marked version of the Partnership Agreement showing the proposed changes, attached as Exhibit C hereto.

Under Article XV(A)(1) of the Partnership Agreement, the following amendments to the Partnership Agreement, are proposed by Preferred:

•	Change of “General Partner” to “General Partner and/or its Affiliates” – See Art. VII(H), Art. VII(I), Art. IX(A)(1) and Art. IX(B). This amendment will allow the General Partner to determine, depending on the circumstances, whether the General Partner and/or an affiliate is the appropriate entity to exercise a right or fulfill a particular obligation under the Fund Agreement. Since Preferred intends to act as General Partner and utilize its affiliates, as appropriate, this clarifying amendment will allow Preferred to function more efficiently as General Partner.

•	Expansion of the Definition of “Commodity Positions” and “Offering Period” – See Article III, Definitions and Art. VII(A). These proposed amendments (i) expand the definition of “commodity positions” to pick up the new financial instruments and other futures contracts that did not exist when the Fund was formed, and (ii) make clear that the General Partner may reopen the Fund to an additional offering of Interests, thereby affording the General Partner the opportunity to raise additional capital for the Fund.

•	General Partner’s Net Worth Obligation – See Art. X(C)(9). This amendment makes clear that the General Partner’s net worth obligation conforms to the regulatory requirements of the NASAA

PRUDENTIAL-BACHE DIVERSIFIED FUTURES FUND L.P.

Guidelines. This requirement is consistent with the existing net worth obligation of SFMI as previously confirmed by receipt of a legal opinion in 1997 from the Partnership’s tax counsel. The opinion (which was contemplated by the existing Partnership provision now being amended) affirmed that the higher net worth requirement which was imposed as a condition of the Partnership’s classification as a partnership for federal income tax purposes by the IRS was no longer required as a matter of law. (See “Duties and Commitments of the General Partner – Net Worth Commitment”, p.    .)

•	Fixed Fee Payment to Preferred – See Art. X(G)(2) and Art. X(H). These amendments make clear that Preferred and its affiliates (if appropriate) will receive the same fixed fee which formerly was paid to a Prudential affiliate, PFD, which currently acts as commodity broker for the Fund. Additionally, it clarifies existing practice with respect to certain expenses paid by the General Partner. See “Preferred’s Proposed Changes in Management, Administration and Operation of the Fund – No Change in Fees”, page . There will be no change in amounts paid by the Fund as a result of this amendment.

•	Ability to Transfer General Partner Interests to an Affiliate; Permit a Transfer to Entities Other than a Corporation; and Require a Limited Partner Vote for Any Transfer of General Partner Interests Other Than to an Affiliate – See Art. XI(B)(4) and Art. XIV(B)(2). The changes proposed would allow a merger, reorganization or a transfer of the capital stock of the General Partner to an entity other than a corporation, such as, for example, a limited partnership, and would also expand the ability to transfer the General Partner’s interest to any of its affiliates. In addition, since a transfer of a General Partner’s interest would, in almost every case, constitute a regulatory change of control, as is the situation in connection with the transfer from SFMI to Preferred, Limited Partners would now be given a specific right to vote on the transfer in all events described in Art. XIV(B)(2), except where the transfer is to an affiliate. These changes are intended to clarify and make explicit the ability of a General Partner to transfer its General Partnership Interests in the Fund. Limited Partners, in addition, are given a right to vote on certain transfers – a right which they did not otherwise have.

Preferred believes that none of the five amendments referenced above will materially change the operation of the Fund, and that all such amendments are intended to reflect how the Fund will be operated by the General Partner without changing in any way the economic interests of the Limited Partners.

The Partnership Agreement also sets forth certain types of amendments that may be made by the General Partner without the approval of the Limited Partners. As a result, certain additional non-substantive amendments to the Partnership Agreement will be made pursuant to the authority granted in Art. XV(A)(2). These amendments consist of changes to add the appropriate contracting parties to the Partnership Agreement, to remove the Prudential name from the Partnership Agreement, including the “Prudential-Bache Diversified Futures Fund L.P.” name from the name of the Fund so that it would thereafter be known as “Diversified Futures Fund L.P.”, and to reflect the fact that these amendments constitute a second amendment to the Partnership Agreement, as well as other ministerial changes to the Partnership Agreement that have the effect of conforming the Fund to Preferred operations. See cover page, preamble, definition of “General Partner” in Art. III, Art. V, Art. VI and signature page.

Since none of these amendments will go into effect unless the PROPOSAL is approved, the amendments will only be effective once the closing of the Transaction takes place. The amendments when approved will be legal, valid and binding (See “Legal Opinion”, below).

Legal Opinion

As stated above, there is no specific authorization under Art. XIV(B)(2) of the Partnership Agreement for the Limited Partners to vote on a sale of the General Partner’s stock or on its transfer of its General Partnership Interests to another entity, whereas other provisions of the Partnership Agreement specifically call for a vote of

PRUDENTIAL-BACHE DIVERSIFIED FUTURES FUND L.P.

the Limited Partners, including XI(B)(4)(d). However, Art. XV(B) of the Partnership Agreement requires that any notice of meeting to the Limited Partners must be accompanied by a description of the proposed action to be taken at the meeting and an opinion of independent counsel as to the effect of such proposed action on the liability of the Limited Partners for the debts of the Fund. If amendments are involved, counsel must also state that the amendment is legal, valid and binding. PSG has obtained an opinion from Richards, Layton & Finger, P.A., special Delaware counsel to the Fund, to the effect that by voting on the proposed matters set forth above, including on the proposed amendments to the Partnership Agreement, the Limited Partners will not lose their limited liability under Delaware law and that the amendments proposed are legal, valid and binding. A copy of the opinion is attached as Exhibit D hereto.

Closing of the Transaction

Subject to the Limited Partners approval, the General Partner intends to consummate the sale of its capital stock to Preferred, and to cease its activities as General Partner of the Fund, within 5 business days after the date of this Special Meeting unless the closing for any reason is extended by agreement of PSG and Preferred.

Intent of the General Partner If the Sale to Preferred is Not Approved

In the event that the Limited Partners, for any reason, do not approve the PROPOSAL – the sale of the SFMI stock to Preferred; the concomitant approval of Preferred as the new general partner of the Fund; and approve certain amendments to the Partnership Agreement – SFMI plans to withdraw as the general partner of the Fund, and exit the managed commodity fund business 30 days following the date of this Special Meeting. As a result, SFMI will have no choice but to terminate the Partnership at that time in accordance with the provisions of Art. XVII(A)(7) of the Partnership Agreement.

Under Art. X(K) of the Partnership Agreement, Limited Partners are entitled to receive 90 days’ prior notice of the General Partner’s voluntary withdrawal from its status as general partner of the Partnership. By providing Limited Partners with the 60 days’ notice provided in the Notice of Special Meeting attached as part of these Proxy Materials and by adding an additional 30 days after the Special Meeting, at which point the General Partner will withdraw, the General Partner will have provided Limited Partners with more than the full 90 days’ notice period referenced above. During the notice period, the Limited Partners have the opportunity to elect and appoint a new general partner of their choice prior to, or effective as of, the expiration of the notice period (Art. X(K)) of the Partnership Agreement).

Under Art. XVII of the Partnership Agreement, the events that require dissolution of the Partnership, are detailed. Dissolution is mandated under Art. XVII, which provides, among other things, as follows:

The occurrence of any event which would make unlawful the continued existence of the Partnership.

The General Partner will relinquish its registration as a CPO and give up its membership in the NFA and thereby precipitate a dissolution and termination of the Fund because it would be unlawful for the Fund to continue without that registration and membership. In this event, PSG, at its option, can close the Transaction with Preferred approximately 60 days after the Special Meeting or can have a successor entity to SFMI which is registered as a CPO and a member of the NFA, oversee the dissolution and termination of the Fund. In the event that a successor entity is utilized, the dissolution and termination would be effected by a successor entity because it is anticipated that the capital stock of SFMI will be sold to Preferred. The minimum net worth commitment of the successor entity, required pursuant to (Art. X(C)(9)) of the Partnership Agreement, will be guaranteed by PSG.

Each Limited Partner will receive the Limited Partner’s full pro rata share of that Limited Partner’s capital account, as provided under the provisions of the Partnership Agreement, promptly following the Fund’s

PRUDENTIAL-BACHE DIVERSIFIED FUTURES FUND L.P.

dissolution and the liquidation of its positions. The General Partner will not seek separate approval of the Limited Partners to dissolve the Fund and would cease to function as General Partner within approximately 90 days of the mailing of these Proxy Materials to Limited Partners.

Reasons for Voting in FAVOR of the PROPOSAL

By voting IN FAVOR of the PROPOSAL a Limited Partner will be able to maintain the Limited Partner’s investment in the Fund.

As stated elsewhere (see “Intent of the General Partner If the Sale to Preferred is Not Approved”, immediately above), if the Limited Partners reject the PROPOSAL, the General Partner (or its affiliate) will terminate the Fund, liquidate its positions and pay the Limited Partner a pro rata share of that Limited Partner’s capital account in the Fund.

Moreover, PSG anticipates no economic disadvantage to a Limited Partner resulting from the change of general partner from SFMI to Preferred. Preferred has informed the General Partner that it has discussed its potential general partner status with the Trading Advisor making all the trading decisions for the Fund and that the Trading Advisor has agreed to remain the trading advisor for the Fund. The Fund has had an aggregate return of 328% since inception.* Moreover, in Preferred’s view, none of the amendments to the Partnership Agreement proposed by Preferred will adversely affect a Limited Partner; to the contrary, in fact, all such changes are intended to be beneficial to the Limited Partners of the Fund. Additionally, PSG anticipates that the sale from SFMI to Preferred will not impact a Limited Partner’s relationship with his or her securities broker including, if applicable, the Limited Partner’s securities broker at Wachovia Securities, LLC.

Preferred (formerly known as Kenmar Advisory Corp.) is an experienced manager in the managed commodity fund business.

There will be no change in the Fund’s regulatory oversight.

THE GENERAL PARTNER RECOMMENDS THAT LIMITED PARTNERS VOTE IN FAVOR OF THE SALE OF THE COMMON STOCK OF THE GENERAL PARTNER TO PREFERRED, FORMERLY KNOWN AS KENMAR ADVISORY CORP.; THE CONCOMITANT APPROVAL OF PREFERRED AS THE NEW GENERAL PARTNER OF THE FUND; AND CERTAIN AMENDMENTS TO THE PARTNERSHIP AGREEMENT THAT PREFERRED BELIEVES WILL NOT MATERIALLY CHANGE THE OPERATION OF, AND ARE INTENDED TO BE BENEFICIAL TO, THE FUND.

*	At 5/31/04 – will be updated in Final Proxy Statement.

PRUDENTIAL-BACHE DIVERSIFIED FUTURES FUND L.P.

OTHER BUSINESS

GRANT OF AUTHORITY TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING, AND ANY ADJOURNMENT THEREOF

The General Partner is not aware of any other matters to be brought before the Special Meeting. If, however, other matters should properly come before the Special Meeting, the Limited Partners will be asked to vote on whether to grant the Proxyholders the discretionary authority to act on such matters. Proxies will be voted on such matters in accordance with the best judgment of the Proxyholders.

If there are not sufficient Limited Partnership Interests represented at the originally scheduled time of the Special Meeting to approve the PROPOSAL, by voting in FAVOR of this Grant of Authority, the Limited Partners will have given the Proxyholders the discretionary authority to adjourn or postpone the Special Meeting in order to permit the General Partner to solicit additional proxies for approval of the PROPOSAL.

The grant to the Proxyholders of discretionary authority to transact other business as may properly come before the Special Meeting, and any adjournment or postponement of the Special Meeting, can only be approved by the affirmative vote of the majority of Limited Partnership Interests present in person or represented by proxy at the meeting. Broker non-votes and abstentions will not be treated as votes cast for this purpose and will have no effect on the outcome of the vote.

THE GENERAL PARTNER RECOMMENDS THAT THE LIMITED PARTNERS VOTE IN FAVOR OF THE GRANT OF AUTHORITY TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING, AND ANY ADJOURNMENT THEREOF.

LIMITED PARTNERS ARE URGED TO RETURN THE ENCLOSED PROXY CARD MARKED TO INDICATE THEIR VOTE.

PRUDENTIAL-BACHE DIVERSIFIED FUTURES FUND L.P.

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Time, Date and Place of the Special Meeting

The Special Meeting of the Limited Partners of the Fund will be held on                     , 2004 at the offices of Prudential Financial, Inc., 751 Broad Street, Newark, N.J. at 12:30 p.m.

What Will Be Voted Upon

At the Special Meeting Limited Partners will be asked to:

•	Approve the sale of the stock of SFMI to Preferred; concomitantly approve Preferred as the new general partner of the Fund; and approve certain amendments to the Partnership Agreement that Preferred believes will not materially change the operation of, and are intended to be beneficial to, the Fund; and

•	Grant discretion to the Proxyholders to transact such other business as may properly come before the Special Meeting, and any adjournments thereof.

Record Date

The General Partner has established the close of business on                     , 2004, as the Record Date for determining the Limited Partners entitled to notice of, and to vote at, the Special Meeting, and at any adjournment thereof. On that date, the Fund had issued and outstanding 16,121.000* Limited Partnership Interests entitled to vote at the Special Meeting.

Required Vote

There is no specific quorum requirement under the Partnership Agreement or the Delaware Revised Uniform Limited Partnership Act for the transaction of business at the Special Meeting; however, if a majority of the Limited Partnership Interests are not represented at the Special Meeting, then the Proxyholders may use their discretionary authority to adjourn the Special Meeting until a later date.

The PROPOSAL requires the affirmative vote of Limited Partners holding Limited Partnership Units representing at least a majority (over 50%) of the Units (not including Units held by the General Partner and its Affiliates).

The grant of authority to the Proxyholders to act in their discretion on any other matters that may come before the Special Meeting, including an adjournment or postponement of the Special Meeting, must be approved by a majority of Limited Partnership Interests present in person or represented by proxy at the Meeting.

Abstentions; Broker Non-Votes

With respect to the PROPOSAL, abstentions and broker non-votes will have the same effect as a vote AGAINST approval because more than 50% of the total number of outstanding eligible Voting Units of the Fund (not including Units held by the General Partner and its Affiliates) must approve the PROPOSAL, rather than simply a majority of those eligible Voting Units present at the Special Meeting. Failure to submit a Proxy or to vote will have the effect of a vote AGAINST the PROPOSAL.

*	At 5/31/04 – will be updated in Final Proxy Statement.

PRUDENTIAL-BACHE DIVERSIFIED FUTURES FUND L.P.

Proxies

The General Partner has selected Brian J. Martin and Ronald J. Ivans to serve as proxies (collectively, the “Proxyholders”) for this Special Meeting . Proxyholders will vote the eligible Units represented by valid proxies at the Special Meeting in accordance with the directions given on the Proxy Card and this Proxy Statement concerning voting with respect to the PROPOSAL. Moreover, the Proxyholders intend to vote such Units on any procedural matters coming before the Special Meeting in accordance with their best judgment. Unless indicated to the contrary thereon, the directions given on a Limited Partner’s Proxy Card will be for all of such Limited Partner’s eligible Units. If a Limited Partner signs and returns a Proxy Card without giving any directions on how to vote on the PROPOSAL, the Proxyholders will vote such Limited Partner’s eligible Units FOR the approval of the PROPOSAL. To vote by proxy, a Limited Partner must complete, sign, date, and deliver the Proxy Card to the General Partner at or before the Special Meeting.

Revocation of Proxies

A Limited Partner may revoke its Proxy at any time prior to the Proxyholders’ voting of the Limited Partnership Interests to which such Proxy applies by: (i) submitting a later dated Proxy to the General Partner, (ii) attending the Special Meeting and delivering a written notice of revocation of the Proxy to a representative of the General Partner at the Special Meeting, or (iii) delivering a written notice of revocation of the Proxy to the General Partner at the address set forth herein.

Other Matters

The General Partner is not aware of any other matters to be brought before the Special Meeting. If other matters should properly come before the Special Meeting, Proxies will be voted on such matters in accordance with the best judgment of the Proxyholders.

Cost of Solicitation

The General Partner will bear all costs in connection with the solicitation of Proxies for the Special Meeting. Such costs will be reimbursed to the General Partner by Preferred. In addition to solicitation by mail, telephone, the Internet or other means, the General Partner may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the Proxy Materials to Limited Partners. The General Partner will, upon request, reimburse these institutions for their reasonable expenses in so doing; and the General Partner will be reimbursed by Preferred for such expenses. The General Partner will also be reimbursed by Preferred for costs associated with the legal opinion rendered by Richards, Layton & Finger, P.A. (see “Legal Opinion”, page     .)

Security Ownership of Certain Beneficial Owners and Management

As required by the Proxy Rules of the SEC, the following chart lists all persons known to beneficially own 5% or more of the Fund’s Limited Partnership Interests as of                     , 2004:

Name and Address of Beneficial Owner	Number of Limited Partnership Interests Beneficially Owned	Percent of Class and Voting Power
NONE

As of                     , 2004, no director or executive officer of the General Partner owns, directly or beneficially, any Limited Partnership Interests or any interest in the stock of the General Partner.

PRUDENTIAL-BACHE DIVERSIFIED FUTURES FUND L.P.

INCORPORATION OF INFORMATION ABOUT THE FUND FILED WITH THE SEC

The SEC allows the Fund to incorporate by reference the information the Fund files with the SEC, which means that the Fund can disclose important information to Limited Partners by referring to those documents. The information incorporated by reference is considered to be part of this Proxy Statement, and the information that is filed at a later date with the SEC will automatically update and supersede this information. The Fund incorporates by reference the documents listed below, as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

1. The Fund’s annual report on Form 10-K for the year ended December 31, 2003;

2. The Fund’s quarterly report on Form 10-Q for the period ended March 31, 2004; and

3. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to above.

Limited Partners may request a copy of these filings, at no cost, by writing or telephoning the General Partner at the following address: Seaport Futures Management, Inc. at One New York Plaza, 13th Floor, New York, New York, 10292, phone: (212) 778-7866.

WHERE A LIMITED PARTNER CAN FIND MORE INFORMATION

Each Fund operated by the General Partner files annual, quarterly and special reports, and other information with the SEC. Kenmar Global Trust (“KGT”), a fund operated by Preferred (formerly known as Kenmar Advisory Corp.), files annual, quarterly and special reports, and other information with the SEC. A Limited Partner may read and copy all or any portion of the registration statement and any reports, statements or other information filed by the General Partner and/or Preferred (formerly known as Kenmar Advisory Corp.) at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the SEC’s other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. KGT’s and the Fund’s SEC filings, including, in the case of the Fund, these Proxy Materials, are also available to the public from commercial document retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.

Limited Partners of the Fund may also request a copy of the Fund’s SEC filings (not including exhibits), which will be provided at no cost, by contacting Seaport Futures Management, Inc. at One New York Plaza, 13th Floor, New York, New York, 10292, phone: (212) 778-7866.

PLEASE COMPLETE, DATE, SIGN AND RETURN YOUR PROXY PROMPTLY

Exhibit A

STATEMENTS OF FINANCIAL CONDITION

OF

KENMAR ADVISORY CORP.

(now known as

Preferred Investment Solutions Corp.)

KENMAR ADVISORY CORP.

INDEX TO STATEMENTS OF FINANCIAL CONDITION

Report of Independent Registered Public Accounting Firm	A-3

Statement of Financial Condition as of September 30, 2003 (Audited)	A-4

Notes to Statement of Financial Condition as of September 30, 2003 (Audited)	A-5

Statement of Financial Condition as of December 31, 2003 (Unaudited)	A-11

Notes to Statement of Financial Condition as of December 31, 2003 (Unaudited)	A-12

Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder

Kenmar Advisory Corp.

We have audited the accompanying statement of financial condition of Kenmar Advisory Corp. as of September 30, 2003. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of Kenmar Advisory Corp. as of September 30, 2003, in conformity with U.S. generally accepted accounting principles.

As discussed in the notes to the statement of financial condition, Kenmar Advisory Corp. is a wholly-owned subsidiary and a member of a group of affiliated companies and, as described in the statement of financial condition and notes thereto, has extensive transactions and relationships with members of the group.

/s/    ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

Hunt Valley, Maryland

January 14, 2004

KENMAR ADVISORY CORP.

STATEMENT OF FINANCIAL CONDITION

September 30, 2003

ASSETS
Cash and cash equivalents	$70,748
Fees and other receivables	254,694
Due from affiliates, net	3,333,835
Investments in affiliated commodity pools	351,175
Property and equipment, net	185,069
Other assets	5,851

Total assets	$4,201,372

LIABILITIES
Commissions and fees payable	$304,379
Accrued expenses	376,349
Notes payable	195,240
Obligations under capital leases	120,635

Total liabilities	996,603

STOCKHOLDER’S EQUITY
Common stock, $1 par value:
Authorized—1,000 shares; issued and outstanding—218 shares	218
Additional paid-in capital	3,363,976
Retained earnings (deficit)	(159,425)

Total stockholder’s equity	3,204,769

Total liabilities and stockholder’s equity	$4,201,372

THE INVESTOR WILL NOT RECEIVE AN INTEREST IN THIS COMPANY.

See accompanying notes.

KENMAR ADVISORY CORP.

NOTES TO STATEMENT OF FINANCIAL CONDITION

September 30, 2003

Note 1. GENERAL DESCRIPTION OF THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

A. General

Kenmar Advisory Corp. (the Company), a commodity pool operator registered with the Commodity Futures Trading Commission, organizes and operates commodity pools that engage primarily in the speculative trading of futures, forwards and option contracts and receives substantially all of its revenue from the management thereof

The Company is a wholly-owned subsidiary of Kenmar Holdings Inc. (the Parent), which, in turn, is owned jointly by Kenmar Investment Associates (KIA) and Kenmar Investment Partners (KIP). Two of the Company’s officers are each directly and indirectly the sole and equal owners of KIA and KIP.

The accompanying statement of financial condition is presented in accordance with accounting principles generally accepted in the United States of America, which require the use of certain estimates made by the Company’s management. Actual results could differ from those estimates.

B. Cash and Cash Equivalents

Cash and cash equivalents include all cash and money market account balances. The Company maintains its cash and cash equivalents with primarily one financial institution. In the event of a financial institution’s insolvency, the Company’s recovery of cash and cash equivalent balances on deposit may be limited to account insurance or other protection afforded such deposits.

C. Investments in Affiliated Commodity Pools

The Company’s investments in affiliated commodity pools, of which the Company is General Partner or Managing Owner, are carried at its proportionate share of the underlying market value of the net assets of the commodity pools.

D. Revenue Recognition

Incentive, management, administrative and other fees are recognized in accordance with the terms of the respective agreements. Commissions are recognized on the futures trade date, as a result of an affiliated commodity pool conducting transactions with brokers.

E. Property and Equipment

Depreciation of furniture, fixtures and office equipment is computed using the straight-line method over the estimated useful lives of the assets, which range from 5 to 7 years. Depreciation of software is computed using the straight-line method over the estimated useful life of the software, which is 3 years. Amortization of leased assets and leasehold improvements is computed using the straight-line method over the lesser of the term of the related lease or the estimated useful lives of the assets.

F. Income Taxes

The Company is part of the Parent’s consolidated group for U.S. and state income tax purposes. Income tax returns are prepared on the accrual basis of accounting on a fiscal year ended September 30. The Company uses an asset and liability approach in accounting for income taxes. The Company is allocated income tax in an amount equal to its separate tax liability, computed as if it were filing individually

KENMAR ADVISORY CORP.

NOTES TO STATEMENT OF FINANCIAL CONDITION—(CONTINUED)

September 30, 2003

Note 2. INVESTMENTS IN AFFILIATED COMMODITY POOLS

The Company has General Partner interests in limited partnerships and is the Managing Owner of a trust, collectively referred to as affiliated commodity pools.

Summarized activity, as of and for the year ended September 30, 2003, related to these General Partner or Managing Owner interests, is as follows:

	Value at September 30, 2002	Net Additions (Redemptions)	Income (Loss)	Value at September 30, 2003
Kenmar Venture Partners Limited Partnership	$6,000	$(6,048)	$48	$0
The Fulcrum Fund Limited Partnership	194,585	0	(70,007)	124,578
Kenmar Global Trust	229,051	10,000	(12,454)	226,597

	$429,636	$3,952	$(82,413)	$351,175

As General Partner or Managing Owner of these commodity pools, the Company conducts and manages the respective businesses of such commodity pools. The Limited Partnership Agreement of The Fulcrum Fund Limited Partnership (Fulcrum) requires the Company to maintain a capital account of no less than the lesser of 1% of the aggregate capital accounts of all partners or $500,000. The Trust Agreement of Kenmar Global Trust (KGT) requires the Company, as Managing Owner, to maintain a capital account equal to 1% of the total capital accounts of KGT. As of September 30, 2003, the minimum aggregate investment required under the terms of the agreements with these commodity pools was approximately $290,000. The Company, as Managing Owner of KGT, has also agreed to maintain a net worth of not less than $1,000,000. As of September 30, 2003, the Company was in compliance with all of the aforementioned capital account and net worth requirements.

For managing the business of the commodity pools, the Company earns fees and commissions in accordance with the terms of the respective limited partnership or trust agreements. The Company in turn pays management and incentive fees to the trading advisors. At September 30, 2003, the Company is owed fees of $187,072 from these commodity pools. As General Partner or Managing Owner, the Company has a fiduciary responsibility to the commodity pools, and potential liability beyond the amounts recognized as an asset in the statement of financial condition.

Summarized financial information for Fulcrum and KGT, the Company’s two commodity pool investments, as of and for the year ended September 30, 2003, are as follows:

	Fulcrum	KGT
Assets	$7,293,702	$22,551,686
Liabilities	245,591	318,482

Net asset value	$7,048,111	$22,233,204

Effective January 1, 2004, the Company sold its General Partner interest in Fulcrum to another commodity pool operator. The Company or an affiliate will receive a portion of any commissions and management or incentive fees earned by the new general partner with respect to the retained assets attributable to the Limited Partners of Fulcrum as of December 31, 2003. The Company fully redeemed its General Partner interest in Fulcrum, reinvesting $25,000 as a Limited Partner, as of December 31, 2003.

KENMAR ADVISORY CORP.

NOTES TO STATEMENT OF FINANCIAL CONDITION—(CONTINUED)

September 30, 2003

Note 3. PROPERTY AND EQUIPMENT

At September 30, 2003, the Company’s property and equipment consists of:

Furniture, fixtures and office equipment	$1,023,296
Software	33,780
Leasehold improvements	10,542
Leased assets	132,227

1,199,845
Less: Accumulated depreciation and amortization	(1,014,776)

$185,069

At September 30, 2003, accumulated amortization of the leased assets amounted to $59,356.

Note 4. NOTES PAYABLE AND LINE OF CREDIT AGREEMENT

The Company entered into a line of credit agreement with a financial institution in July 2003 under which a series of secured notes may be executed to fund specified selling commissions incurred by the Company as Managing Owner of KGT. The aggregate borrowings may not exceed the lesser of the value of the assets used as security (see below) or $1,500,000. Each note executed under the agreement is payable on demand and matures and becomes payable no later than fourteen months after the date the note is executed. Interest is payable monthly at a floating rate, which is based upon the higher of: a) the Federal Funds Rate plus 0.5%, or b) the financial institution’s Prime Rate. The average interest rate is approximately 4.00% as of September 30, 2003, for all notes outstanding.

Amounts outstanding under the agreement are secured by the Company’s investment in KGT and any amounts due to the Company from KGT. The agreement also contains certain covenants which, if not met, could subject amounts outstanding under the agreement to accelerated repayment.

At September 30, 2003, notes totaling $195,240 are outstanding under this line of credit agreement.

Note 5. OBLIGATIONS UNDER LEASES

The Company leases office equipment under noncancelable capital leases which expire at various dates through 2006. The future minimum lease payments required by these capital leases are as follows:

Year Ending September 30
2004	$94,504
2005	26,586
2006	12,208

Total minimum lease payments	133,298
Less: Amounts representing interest and execution costs	(12,663)

Present value of net minimum lease payments	$120,635

KENMAR ADVISORY CORP.

NOTES TO STATEMENT OF FINANCIAL CONDITION—(CONTINUED)

September 30, 2003

The Company leases office facilities in Greenwich, Connecticut. The lease commenced in January 1996, for an initial term of nine years with one five year option to renew. The future minimum lease payments under this noncancelable operating lease are as follows:

Year Ending September 30
2004	$676,795
2005	56,399

$733,194

The Company leases office equipment under operating leases which expire at various dates through 2007. The future minimum lease payments required by these operating leases are as follows:

Year Ending September 30
2004	$10,485
2005	7,740
2006	7,740
2007	6,450

$32,415

Note 6. INCOME TAXES

The Company is included in the consolidated U.S. and state income tax returns filed by the Parent. Deferred income taxes are provided for all significant temporary differences in the recognition of assets and liabilities for tax and financial reporting purposes. These temporary differences result principally from differences in the timing of recognition of income from affiliated commodity pools, and from differences in the depreciation methods and useful lives of property and equipment.

Current and deferred tax assets or liabilities are recorded as income taxes receivable from, or payable to, the Parent. As of September 30, 2003, the deferred tax assets were completely offset by valuation allowances.

Note 7. RELATED PARTY TRANSACTIONS

The Company has extensive transactions and relationships with members of a group of affiliated companies that result in advances to and from such affiliates. The Company provides administrative, accounting, research, marketing and other services to its affiliates and also pays certain expenses on behalf of the group. The Company, in turn, charges the appropriate portion of such expenses, at cost, to its affiliates. Due to the large percentage of expenses incurred on behalf of affiliated companies, the Company is heavily dependent on the financial condition of its affiliates and their ability to continue to generate sufficient revenue in order to reimburse the Company for the expenses incurred on behalf of the group. The Company plans to continue to meet its working capital requirements through the availability of selected assets of the Company and its affiliates, and by budgeting expenses and limiting distributions of capital. In addition, the Company’s management is actively engaged in discussions with a number of prospective clients, primarily financial institutions, and plans to increase the level of assets under management by the Company and its affiliates.

Kenmar Securities Inc. (KSEC), another subsidiary of the Parent, offers and sells securities of the commodity pools operated by affiliated companies. A large portion of KSEC’s income is earned from the Company.

KENMAR ADVISORY CORP.

NOTES TO STATEMENT OF FINANCIAL CONDITION—(CONTINUED)

September 30, 2003

In August 2001, KIP, an affiliate of the Company, entered into a Demand Grid Note loan agreement with a financial institution, established as a demand line of credit, not to exceed $3,000,000. This line of credit was established in order to assist the Company with its working capital requirements, which was achieved by KIP transferring a substantial portion of the loan proceeds to the Company. The Demand Grid Note was secured by specific assets of two of the Company’s affiliates. A portion of the assets securing the loan were subsequently sold and the loan was completely repaid in April 2003.

In December 2001, KIP provided further working capital to the Company by transferring a substantial portion of the proceeds of a $1 million unsecured subordinated promissory note payable to a Trust (the Trust), the trustee of which is a family member of one of the indirect owners of the Company. In December 2002, the unsecured subordinated promissory note payable was increased from $1 million to $1.4 million. In March 2003, KIP provided further working capital to the Company by transferring a substantial portion of the proceeds of a $325,000 unsecured subordinated promissory note payable to a Partnership (the Partnership), the General Partner of which is one of the indirect owners of the Company.

Effective September 30, 2003, the Company issued 118 shares of common stock to its Parent in exchange for the Parent assuming balances due to affiliates totaling $1,884,510. The balances assumed by the Parent comprised of $1,725,000 due to KIP (noted above) and $159,510 due to an indirect owner of the Company.

Effective November 10, 2003, the Company issued 30 shares of common stock to its Parent in exchange for an investment of $475,000.

The following amounts are due (to) from affiliates at September 30, 2003:

Members of the Parent group, net	$985,005
Kenmar Management Ltd.	2,255,978
Kenmar Global Strategies, Inc.	77,294
Kenmar International Ltd.	51,000
Other	(35,442)

$3,333,835

No specific terms apply to the liquidation of amounts due (to) from affiliates; however, such amounts are settled periodically. The Company has reflected its right of offset in reporting net intercompany balances in the statement of financial condition.

Note 8. TRADING ACTIVITIES AND RELATED RISKS

The commodity pools for which the Company is either the General Partner or Managing Owner engage primarily in the speculative trading of futures contracts, options on futures contracts and forward contracts (collectively, “derivatives”) in U.S. and foreign markets. The commodity pools, and therefore, the Company, as General Partner or Managing Owner, are exposed to both market risk (the risk arising from changes in the market value of the contracts) and credit risk (the risk of failure by another party to perform according to the terms of a contract). Theoretically, the commodity pools are exposed to market risk equal to the notional contract value of futures and forward contracts purchased and unlimited liability on such contracts sold short. Additionally, written options expose the commodity pools to potentially unlimited liability and purchased options expose the commodity pools to a risk of loss limited to the premiums paid. Since forward contracts are traded in unregulated markets between principals, the commodity pools also assume the risk of loss from counterparty nonperformance.

KENMAR ADVISORY CORP.

NOTES TO STATEMENT OF FINANCIAL CONDITION—(CONTINUED)

September 30, 2003

The commodity pools have a substantial portion of their assets on deposit with futures commission merchants, brokers and dealers in securities and other financial institutions in connection with their trading and cash management activities. In the event of a financial institution’s insolvency, recovery of partnership or trust assets on deposit may be limited to account insurance or other protection afforded such deposits.

The Company, as General Partner or Managing Owner, has established procedures to actively monitor market risk and to minimize credit risk of its affiliated commodity pools, although there can be no assurance that it will, in fact, succeed in doing so.

KENMAR ADVISORY CORP.

STATEMENT OF FINANCIAL CONDITION

December 31, 2003

(Unaudited)

ASSETS
Cash and cash equivalents	$4,233
Fees and other receivables	410,764
Due from affiliates, net	3,779,229
Investments in affiliated commodity pools	382,247
Redemption receivable from affiliated commodity pool	44,036
Property and equipment, net	154,075
Other assets	6,978

Total assets	$4,781,562

LIABILITIES
Commissions and fees payable	$434,705
Accrued expenses	228,282
Notes payable	256,550
Obligations under capital leases	115,276

Total liabilities	$1,034,813

STOCKHOLDER’S EQUITY
Common stock, $1 par value:
Authorized—1,000 shares; issued and outstanding—248 shares	248
Additional paid-in capital	3,838,946
Retained earnings (deficit)	(92,445)

Total stockholder’s equity	3,746,749

Total liabilities and stockholder’s equity	$4,781,562

THE INVESTOR WILL NOT RECEIVE AN INTEREST IN THIS COMPANY.

See accompanying notes.

KENMAR ADVISORY CORP.

NOTES TO STATEMENT OF FINANCIAL CONDITION

December 31, 2003

(Unaudited)

The interim statement of financial condition as of December 31, 2003, is unaudited and does not include all disclosures required by accounting principles generally accepted in the United States of America. Such interim statement of financial condition should be read in conjunction with the Company’s audited statement of financial condition as of September 30, 2003, included on the preceding pages. In the opinion of management, such financial statement reflects all adjustments, which were of a normal and recurring nature, necessary for a fair presentation of financial position as of December 31, 2003.

Exhibit B

PERFORMANCE OF COMMODITY POOLS OPERATED BY

PREFERRED INVESTMENT SOLUTIONS CORP.

(Formerly Known as Kenmar Advisory Corp.)

General

The performance information included herein is presented in accordance with CFTC regulations. The following sets forth summary performance information for all pools operated by Preferred Investment Solutions Corp. (“Preferred”) since January 1, 1999. Other than the Kenmar Global Trust, a public commodity pool currently managed by Preferred, Preferred has offered these pools exclusively on a private basis to financially sophisticated investors—either on a private placement basis in the United States or offshore exclusively to non-U.S. persons.

The pools, the performance of which is summarized herein, are materially different in certain respects from the Fund, and the past performance summaries of such pools are generally not representative of how the Fund might perform in the future. These pools also have material differences from one another in terms of number of advisors, leverage, fee structure and trading programs. The performance records of these pools may give some general indication of Preferred’s capabilities in advisor selection by indicating the past performance of the Preferred-sponsored pools.

All summary performance results are current as of May 31, 2004 (except in the case of pools dissolved prior to such date and aggregate subscriptions to Kenmar Global Trust, which is current as of June 1, 2004). Performance information is set forth, in accordance with CFTC Regulations, since January 1, 1999 or, if later, the inception of the pool in question.

LIMITED OWNERS SHOULD NOTE THAT AFFILIATES OF PREFERRED PERFORM ASSET ALLOCATION FUNCTIONS ON BEHALF OF MANAGED ACCOUNTS AND OTHER COMMODITY POOLS SIMILAR TO THOSE PERFORMED BY PREFERRED. PURSUANT TO CFTC REGULATIONS, THE PERFORMANCE OF ACCOUNTS AND OTHER POOLS OPERATED, MANAGED AND/OR SPONSORED BY AFFILIATES OF PREFERRED HAS NOT BEEN INCLUDED HEREIN.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS, AND MATERIAL DIFFERENCES EXIST BETWEEN THE POOLS WHOSE PERFORMANCE IS SUMMARIZED HEREIN AND THE FUND.

LIMITED OWNERS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL’S INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED AND UNREALIZED LOSSES FROM COMMODITY TRADING.

Preferred—Total assets under management as of June 1, 2004	$[24.5] million
Preferred—Total assets under multi-advisor management as of June 1, 2004	$[24.5] million
Preferred and affiliates—Total assets under management as of June 1, 2004 (excluding notional funds)	$[1.2] billion*
Preferred and affiliates—Total assets under management as of June 1, 2004 (including notional funds)	$[1.4] billion**

*	Approximately 90% of this amount represents assets for which Preferred and its affiliates has management responsibility; Preferred has only oversight responsibility over the remainder of these assets.
**	Approximately 91% of this amount represents assets for which Preferred has management responsibility; Preferred has only oversight responsibility over the remainder of these assets.

Multi-Advisor Pools

These are all of the multi-advisor pools (other than pools for the research and development of traders) operated by Preferred since January 1, 1999. Preferred has actively allocated and reallocated trading assets among a changing group of advisors selected by it. These multi-advisor pools depend on Preferred for their asset allocations (and, possibly, leverage adjustments) and strategy selections, and combine unrelated and independent advisors.

Single-Advisor Pools

These are all of the pools (other than pools for the research and development of traders) operated by Preferred since January 1, 1999 that were, or are, advised by a single advisor (as opposed to a portfolio of commodity trading advisors).

Pools for the Research and Development of Advisors

These are all of the pools operated by Preferred since January 1, 1999 that were established as a way of testing, in a limited liability vehicle, one or more commodity trading advisors relatively untested in the management of customer assets.

	TYPE OF POOL	START DATE	CLOSE DATE	AGGREGATE SUBSCRIPT.	CURRENT TOTAL NAV	CURRENT NAV PER UNIT	% WORST MONTHLY DRAW-DOWN & MONTH	% WORST PEAK-TO- VALLEY DRAW-DOWN & PERIOD	PERCENTAGE RATE OF RETURN (COMPUTED ON A COMPOUNDED MONTHLY BASIS)[4]
									1999	2000	2001	2002	2003
MULTI-ADVISOR POOLS
Kenmar Performance Partners L.P.	**	08/85	3/02	265,038,978	0	0	(22.66)	(74.94)	(31.04)	(35.01)	(24.58)	(11.31)	—
							6/00	10/98-1/02				(3 mos.)
Kenmar Capital Partners Ltd.	*	07/95	12/99	3,587,775	0	0	(9.48)	(20.38)	(15.01)	—	—	—	—
							10/99	10/98-10/99
Kenmar Global Trust			N/A	54,426,952	24,548,210	106.86	(8.96)	(24.66)	(12.03)	(2.58)	(0.54)	14.81	0.23
							10/99	10/98-2/02
SINGLE ADVISOR POOLS
The Fulcrum Fund LP “A”[1]	single	09/96	12/00	11,341,364	0	0	(21.24)	(53.05)	(12.01)	(25.49)	—	—	—
							6/00	7/99-11/00
The Fulcrum Fund LP2	single	04/97	12/03	62,688,110	0	0	(21.22)	(68.16)	(12.87)	(25.35)	(23.35)	5.72	(15.99)
							6/00	7/99-9/03
Dennis Friends & Family L.P.	single	05/97	10/00	3,386,355	0	0	(22.17)	(48.46)	(7.74)	(30.42)	—	—	—
							6/00	7/99-9/00		(10 mos.)
Hirst Investment Fund L.P.	single	10/97	10/02	4,347,088	0	0	(10.43)	(24.41)	(20.07)	2.31	(7.56)	—	—
							3/99	1/99-10/01			(10 mos.)
Hirst Investment 2X Fund LP	single	3/99	3/00	4,127,659	0	0	(18.89)	(33.82)	(27.58)	(8.62)	—	—	—
							10/99	3/99-3/00	(10 mos.)	(3 mos.)
POOLS FOR RESEARCH AND DEVELOPMENT OF TRADERS
Kenmar Venture Partners L.P.[3]	*	03/87	12/02	2,625,000	0	N/A (See Footnote 3.)	(29.70)	(48.75)	(14.43)	5.62	(4.68)	2.39	—
							10/89	11/90-4/92
Oberdon Partners L.L.C.	single	4/97	4/99	1,607,000	0	0	(20.65)	(30.16)	4.16	—	—	—	—
							5/98	5/98-10/98	(4 mos.)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

1.	Formerly The Dennis Fund LP “A” and renamed the Fulcrum Fund LP “A” as of November 1, 2000. As of December 31, 2000, all “A” Shares were redeemed and an equivalent number of shares were issued by The Fulcrum Fund L.P.
2.	Formerly The Dennis Fund LP “B” and renamed The Fulcrum Fund LP as of November 1, 2000. The Fulcrum Fund LP was sold to Beacon Management Corporation effective December 31, 2003 and, therefore, Preferred no longer serves as general partner.
3.	Kenmar Venture Partners L.P. ceased being a Unit-based fund as of October 1, 2001. After October 1, 2001 Kenmar Venture Partners L.P. utilized a value based valuation of each limited partner’s ownership interest. Kenmar Venture Partners L.P. was closed on December 31, 2002.
4.	The year-to-date rate of return for Kenmar Global Trust through May 31, 2004 is (3.75%).

Footnotes to Performance Information Chart on Prior Page

a.	Name of Pool:

b.	Type of Pool:

“Single” means that the assets are managed by one commodity trading advisor.

*	Although multiple commodity trading advisors were used at certain times during the history of the pool, the pool may not have been a “multi-advisor pool” as defined by the CFTC due to the fact that one of those commodity trading advisors may have been allocated in excess of twenty-five percent of the pool’s funds available for trading.

**	Commenced trading as a single-advisor pool and assets were subsequently allocated to multiple trading advisors. The pool is not a “multi-advisor-pool” as defined by the CFTC for the reason discussed above.

c.	Start Date.

d.	“Close Date” is the date the pool liquidated its assets and ceased to do business.

e.	“Aggregate Subscription” is the aggregate of all amounts ever contributed to the pool, including investors who subsequently redeemed their investments.

f.	“Current Total NAV” is the Net Asset Value of the pool as of May 31, 2004.

g.	“Current NAV Per Unit” is the Current Net Asset Value of the pool divided by the total number of units (shares) outstanding as of May 31, 2004.

h.	“% Worst Monthly Drawdown” is the largest single month loss sustained since inception of trading. “Drawdown” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. “Drawdown” is measured on the basis of monthly returns only, and does not reflect intra-month figures.

i.	“Month” is the month of the % Worst Monthly Drawdown.

j.	“% Worst Peak-to-Valley Drawdown” is the largest percentage decline in the Net Asset Value per Unit over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. “% Worst Peak-to-Valley Drawdown” represents the greatest percentage decline from any month-end Net Asset Value per Unit that occurs without such month-end Net Asset Value per Unit being equaled or exceeded as of a subsequent month-end. For example, if the Net Asset Value per Unit of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

k.	“Period” is the period of the “% Worst Peak-to-Valley Drawdown.”

Exhibit C

DIVERSIFIED FUTURES FUND L.P.

Second Amended and Restated

Agreement of Limited Partnership

Dated as of

                    , 2004

Article	Section		Page
I	Continuation of Partnership
II	Name
III	Definitions
IV	Purpose
V	Names and Addresses of Partners
VI	Principal Place of Business
VII	Capital Contributions
	A.	Offer of Units of Limited Partnership Interest
	B.	Initial Paid-In Capital
	C.	Subscription Agreement
	D.	Escrow Arrangements
	E.	Effect of the Sale of at least 50,000 Limited Partnership Units
	F.	Paid-In Capital if at least 50,000 Limited Partnership Units Are Sold
	G.	Effect of the Sale of Less than 50,000 Limited Partnership Units
	H.	General Partner’s Contribution if at least 50,000 Limited Partnership Units Are Sold
	I.	Optional Purchase of Limited Partnership Units
VIII	Distributions and Allocations
	A.	Capital Accounts
	B.	Monthly Allocations
	C.	Allocation of Profit and Loss For United States Federal Income Tax Purposes
	D.	Allocation of Distributions
	E.	Admissions of Partners; Transfers
	F.	No Personal Liability of General Partner for Return of Capital or Profits
	G.	Liability for State and Local Tax
IX	Redemptions
	A.	Redemption of Partnership Units
	B.	General Partner May Not Redeem
X	Management and Operation of Partnership Business
	A.	Management of Partnership Business
	B.	Authority of General Partner
	C.	Obligations of General Partner
	D.	General Prohibitions
	E.	Liability of the General Partner
	F.	Indemnification
	G.	Expenses
	H.	Compensation to the General Partner
	I.	Other Business of Partners
	J.	Tax Matters Partner
	K.	Voluntary Withdrawal of the General Partner
	L.	Authorization of Registration Statement
XI	Status of Limited Partners
	A.	No Management or Control; Limited Liability
	B.	Rights, Duties, etc.
XII	Books of Account and Reports
	A.	Books of Account
	B.	Annual Reports and Monthly Statements
	C.	Tax Information
	D.	Calculation of Net Asset Value
	E.	Other Reports

C-i

Article	Section		Page
	F.	Maintenance of Records
	G.	Certificates of Limited Partnership
XIII	Fiscal Year
XIV	Transfers of Partnership Interests
	A.	General Prohibition
	B.	Transfer of General Partnership Interest
	C.	Transfer of Limited Partnership Interest
XV	Amendment of Limited Partnership Agreement and Meetings
	A.	Amendments to the Agreement
	B.	Meetings of the Partnership
	C.	Action Without a Meeting
XVI	Term
XVII	Termination and Dissolution
	A.	Events Requiring Termination and Dissolution
	B.	Distributions on Termination and Dissolution
	C.	Certificate of Cancellation
XVIII	Power of Attorney
	A.	Power of Attorney Executed Concurrently
	B.	Effect of Power of Attorney
	C.	Limitation on Power of Attorney
XIX	Limitations on Liability; Litigation
	A.	Limitation on Liability
	B.	Litigation
XX	Miscellaneous
	A.	Notices
	B.	Headings
	C.	English Usage
	D.	Counterparts
	E.	Binding Nature of Agreement
	F.	Governing Law
	G.	Creditors
	H.	Severability

C-ii

SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

DIVERSIFIED FUTURES FUND L.P.

This Second Amended and Restated Agreement of Limited Partnership of DIVERSIFIED FUTURES FUND L.P. (the “Partnership”), made and entered into as of the      day of             , 2004 by and among PREFERRED INVESTMENT SOLUTIONS CORP. (formerly known as Kenmar Advisory Corp.), a Connecticut corporation, as General Partner of the Partnership, and those persons who execute a counterpart to this Agreement and are hereafter admitted to the Partnership as limited partners in accordance with the provisions hereof and whose names and addresses shall upon such admission be added to the books and records of the Partnership.

WITNESSETH:

WHEREAS, certain of the parties (or their predecessors) hereto formed a limited partnership in accordance with the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17-101 et seq.) (the “Act”) on May 25, 1988, as amended on July 12, 1988 and as amended and restated on July 14, 1988 pursuant to an Amended and Restated Agreement of Limited Partnership (the “Amended Agreement”);

WHEREAS, the parties hereto desire to amend certain provisions of the Amended Agreement and to amend and restate in its entirety the terms and provisions of the Amended Agreement, including those provisions relating to the governance of the Partnership and the parties’ respective rights and duties hereunder.

NOW, THEREFORE, it is mutually agreed that:

ARTICLE I

Continuation of Partnership

The Parties hereto do hereby continue the Partnership under the provisions of the Act. The former general partner executed and filed a Certificate of Limited Partnership in accordance with the provisions of the Act. The Parties hereto shall execute all such instruments and shall execute, file, record and/or publish such amendments, and other documents and do any and all other acts and things as may be appropriate to comply with the requirements for the formation of a limited partnership under the laws of the State of Delaware. The General Partner may take such further actions as it deems necessary or advisable to permit the Partnership to conduct business as a united partnership in any jurisdiction.

ARTICLE II

Name

The business of the Partnership shall be conducted under the firm name of Diversified Futures Fund L.P. or such other name, to the extent permitted by the Act, as the General Partner shall hereafter designate in writing to the Limited Partners.

ARTICLE III

Definitions

For purposes of this Agreement, unless the context otherwise requires, the following terms shall have the following respective meanings:

“Affiliate of the General Partner” means: (i) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of the General Partner; (ii) any Person 10%

or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by the General Partner; (iii) any Person, directly or indirectly, controlling, controlled by, or under common control of the General Partner; (iv) any officer, director or partner of the General Partner; or (v) if such Person is an officer, director or partner of the General Partner, any Person for which such Person acts in any such capacity.

“Agreement” means this Second Amended and Restated Agreement of Limited Partnership, as the same may at any time or from time to time be further amended.

“Capital Contribution” shall be the amount contributed and agreed to be contributed by any of the Partners in accordance with Article VII hereof.

“Capital Gain” means, for each Fiscal Year of the Partnership, the net gain resulting from each disposition of Partnership assets during such Fiscal Year with respect to which gain or loss is recognized for federal income tax purposes. Any gain or loss required to be recognized by the Partnership for federal income tax purposes for such Fiscal Year pursuant to Section 1256 (or any successor provision) of the Code shall be included in the computation of the Capital Gain for such Fiscal Year.

“Capital Loss” means, for each Fiscal Year of the Partnership, the net loss resulting from each disposition of Partnership assets during such Fiscal Year with respect to which gain or loss is recognized for federal income tax purposes. Any gain or loss required to be recognized by the Partnership for federal income tax purposes for such Fiscal Year pursuant to Section 1256 (or any successor provision) of the Code shall be included in the computation of the Capital Loss for such Fiscal Year.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership as filed in the State of Delaware on May 25, 1988, as the same may at any time or from time to time be amended.

“Code” means the Internal Revenue Code of 1986.

“Commodities Positions” means positions in commodity futures contracts, commodity forward contracts, options on commodity futures contracts and traded commodities, and cash commodity transactions, or any other futures contract or option thereon approved for trading for U.S. persons.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Fiscal Year” shall have the meaning set forth in Article XIII hereof.

“General Partner” means Preferred Investment Solutions Corp. (formerly known as Kenmar Advisory Corp.), and any other entity acting in its capacity as a general partner of the Partnership, and any substitute therefor as provided herein, or any successor thereto by merger or operation of law.

“Initial Limited Partner” means Richard A. Henderson.

“Limited Partner” means any person or entity who becomes a limited partner of the Partnership and who is listed as such on the books and records of the Partnership, and may include the General Partner with respect to Units purchased by it.

“Losses” means, for each Fiscal Year of the Partnership, losses of the Partnership as determined for federal income tax purposes, and each item of income, gain, loss or deduction entering into the computation thereof, except that any gain or loss taken into account in determining the Capital Gain or the Capital Loss of the Partnership for such Fiscal Year shall not enter into such computations.

“NASAA Guidelines” means the North American Securities Administrators Association, Inc. “Guidelines For Registration of Commodity Pool Programs”, as then currently in force and in effect.

“Net Asset Value” means the total assets including, but not limited to, all cash and cash equivalents (valued at cost plus accrued interest and amortization of original issue discount) less total liabilities, of the Partnership, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting (“GAAP”), including, but not limited to, the extent specifically set forth below:

(a) Net Asset Value shall include any unrealized profit or loss on open Commodities Positions.

(b) All open commodity futures contracts and options traded on a United States exchange are calculated at their then current market value, which shall be based upon the settlement price for that particular commodity futures contract and option traded on a United States exchange on the date with respect to which Net Asset Value is being determined; provided, that if a commodity futures contract or option traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The liquidating value of a commodity forward contract or a commodity futures or option contract not traded on a United States exchange shall mean its liquidating value as determined by the General Partner on a basis consistently applied. In determining the Net Asset Value of the Partnership’s option positions, the market value of the open options sold by the Partnership shall be subtracted from the market value of the open option positions purchased by the Partnership. Each “leg” of complex options positions such as “conversions” and “spreads” shall be evaluated separately in determining Net Assets. The General Partner may in its discretion value any assets of the Partnership pursuant to such other principles as it may deem fair and equitable.

(c) Interest earned on the Partnership’s commodity brokerage account shall be accrued at least monthly; and

(d) The amount of any distribution made pursuant to Article VIII hereof shall be a liability of the Partnership from the day when the distribution is declared until it is paid.

“Net Asset Value per Unit” means the Net Asset Value divided by the number of Units outstanding on the date of calculation.

“Offering Period” means, with respect to the initial offering of Units, the period commencing with the dates of the Prospectus and terminating no later than the ninetieth (90th) day following such date, unless the General Partner, in its sole discretion, elects to extend the offering period for up to an additional ninety (90) days.

“Organization and Offering Expenses” shall have the meaning set forth in Subparagraph G(1) of Article X of this Agreement.

“Partners” means the General Partner and all Limited Partners where no distinction is required by the context in which the term is used.

“Partnership Interest” means the interest of each Partner in the profits, losses, distributions, capital and assets of the Partnership. “Limited Partnership Interest” means a Partnership Interest of a Limited Partner and “General Partnership Interest” means a Partnership Interest of the General Partner. Partnership Interests are represented by Units.

“Person” means any natural person, partnership, corporation, association or other legal entity.

“Profits” means, for each Fiscal Year of the Partnership, profits of the Partnership as determined for Federal income tax purposes, and each item of income, gain, loss or deduction entering into the computation thereof, except that any gain or loss taken into account in determining the Capital Gain or the Capital Loss of the Partnership for such Fiscal Year shall not enter into such computations.

“Prospectus” means the final prospectus and disclosure document of the Partnership, constituting a part of the Registration Statement, as filed with the Securities and Exchange Commission and declared effective thereby, as the same may at any time and from time to time be amended or supplemented after the effective date of the Registration Statement.

“Pyramiding” means the use of unrealized profits on existing Commodities. Positions to provide margins for additional Commodities Positions of the same or a related commodity.

“Redemption Date” means the date upon which Units held by Limited Partners may be redeemed in accordance with the provisions of Paragraph A of Article IX hereof.

“Registration Statement” means the registration statement on Form S-l, as amended, filed by the Partnership with the Securities and Exchange Commission pursuant to which the Partnership registered Units of Limited Partnership Interest, as the same may at any time and from time to time be further amended or supplemented.

“Subscription Agreement” means the agreement included as an exhibit to the Prospectus pursuant to which subscribers may subscribe for the purchase of Units of Limited Partnership Interest.

“Trading Manager” means any entity acting in its capacity as a commodity trading advisor to the Partnership, and any substitute therefor as provided herein.

“Unit” means the Partnership Interest of a Partner. The Capital Contribution of the General Partner and/or its Affiliates shall be represented by “General Partnership Units” and a Limited Partner’s Capital Contribution shall be represented by “Limited Partnership Units.” When used herein without qualification the term “Units” means both Limited Partnership Units and General Partnership Units. Units need not be evidenced by certificates.

“Unitholder” means holder of Units.

ARTICLE IV

Purpose

The business and purpose of the Partnership is primarily to trade, buy, sell, spread or otherwise acquire, hold or dispose of commodity futures contracts on U.S. exchanges and foreign currency forward contracts world-wide. In addition, from time to time the Partnership also may engage in transactions in futures contracts on foreign exchanges, forward contracts on other than foreign currencies, U.S. and foreign exchange-traded commodity options and other commodity interests. The primary objective of the Partnership’s business is the appreciation of its assets through speculative trading.

ARTICLE V

Names and Addresses of Partners

The General Partner of the Partnership is Preferred Investment Solutions Corp. (formerly known as Kenmar Advisory Corp.), a Connecticut corporation, having its principal office for the transaction of business at Two American Lane, Greenwich, Connecticut 06801, which was admitted to the Partnership as a general partner of the Partnership immediately prior to the former general partner of the Partnership ceasing to be a general partner of the Partnership. The names and addresses (until changed in accordance with Paragraph A of Article XXI hereof) of the Limited Partners shall be as set forth in the books and records of the Partnership.

ARTICLE VI

Principal Place of Business

The principal place of business of the Partnership at which Partnership records will be kept shall be at Two American Lane, Greenwich, Connecticut 06801. The General Partner may from time to time change the principal place of business of the Partnership and, in such event, the General Partner shall notify the Limited Partners in writing within ten days after the effective date of such change. The General Partner may establish additional places of business for the Partnership when and where required by the business of the Partnership. The address of the registered office of the Partnership in the State of Delaware shall be c/o RL&F Service Corp., Tenth Floor, One Rodney Square, 10th and King Streets, Wilmington, New Castle County, Delaware 19801. The name and address of the registered agent for service of process on the Partnership in the State of Delaware shall be RL&F Service Corp., Tenth Floor, One Rodney Square, 10th and King Streets, Wilmington, New Castle County, Delaware 19801, or such other agent as may be designated from time to time by the General Partner.

ARTICLE VII

Capital Contributions

A. Offer of Units of Limited Partnership Interest. The Partnership may, in the discretion of the General Partner, offer on a continuous basis, Units in the Partnership from time to time following the Offering Period, on such terms and conditions as the General Partner shall determine. No fractional Units shall be issued. The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The General Partner shall make such arrangements for the sale of the Units as it deems appropriate.

B. Initial Paid-In Capital. The Initial Limited Partner shall contribute $1,000 to the capital of the Partnership and shall be allocated ten (10) Limited Partnership Units for such contribution and the General Partner shall contribute $1,000 to the capital of the Partnership and shall be allocated ten (10) General Partnership Units for such contribution. At the conclusion of the Offering Period, the Initial Limited Partner shall withdraw as a Limited Partner and his $1,000 capital contribution will be returned to him, without interest, and he will have no further rights or obligations as a Limited Partner.

C. Subscription Agreement. Each Limited Partner who purchases any Limited Partnership Units offered pursuant to the Prospectus shall contribute to the capital of the Partnership such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the General Partner as a counterpart to this Agreement, which amount shall be an even multiple of $100 but not less than fifty (50) Limited Partnership Units, except for Individual Retirement Account (“IRA”) subscribers, where the minimum subscription shall be not less than twenty (20) Limited Partnership Units. All subscription amounts shall be paid by check, subject to prompt collection, in cash, or in such other form as may be acceptable to the General Partner, at the time of the execution and delivery of such Subscription Agreement. All subscriptions are subject to acceptance by the General Partner.

D. Escrow Arrangements. All proceeds from the sale of Limited Partnership Units offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at Bankers Trust Company, in New York, N.Y. until the conclusion of the Offering Period. In the event 50,000 or more of the Limited Partnership Units offered pursuant to the Prospectus are sold during the Offering Period, all interest earned on the proceeds of the subscriptions during the Offering Period will be distributed to the purchasers of Limited Partnership Units on a pro rata basis (taking into account time and amount of deposit) no later than fifteen (15) business days after the conclusion of the Offering Period (or as soon thereafter as practicable if payment cannot be made in such time period).

E. Effect of the Sale of at least 50,000 Limited Partnership Units. In the event at least 50,000 Limited Partnership Units are sold, the General Partner will admit all accepted subscribers into the Partnership as Limited Partners, by causing such Limited Partners to execute this Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of the Partnership reflecting that such subscribers have been admitted as Limited Partners, as soon as practicable after the termination of the Offering Period. Accepted subscribers will be deemed Limited Partners at such time as such admission is reflected on the books and records of the Partnership.

F. Paid-In Capital if at least 50,000 Limited Partnership Units Are Sold. In the event that 50,000 or more of the Limited Partnership Units offered pursuant to the Prospectus are sold during the Offering Period, the Partnership shall have paid-in capital of not less than $5,100,000 (including the General Partner’s contribution for the purchase of Units as provided in Paragraphs B and H of this Article VII), after giving effect to the Initial Limited Partner’s withdrawal as provided in Paragraph B of this Article VII.

G. Effect of the Sale of Less than 50,000 Limited Partnership Units. In the event that at least 50,000 Limited Partnership Units offered pursuant to the Prospectus are not sold during the Offering Period, all proceeds of the sale of Limited Partnership Units, together with any interest earned thereon, will be returned to the subscribers on a pro rata basis (taking into account the amount and time of deposit), no later than fifteen (15) business days after the conclusion of the Offering Period (or as soon thereafter as practicable if payment cannot be made in such time period), and the Partnership shall be dissolved and the General Partner shall cancel the Certificate of Limited Partnership.

H. General Partner’s Contribution if at least 50,000 Limited Partnership Units Are Sold. In the event that 50,000 or more of the Limited Partnership Units offered pursuant to the Prospectus are sold during the Offering Period, the General Partner and/or its Affiliates shall contribute, and maintain, in cash to the capital of the Partnership an amount, which, when added to the total contributions to the Partnership by all Partners, will be not less than 1% of such total contributions, but in no event shall such contribution be less than $100,000. The General Partner and/or its Affiliate will receive General Partnership Units in proportion to its contribution. The General Partner and/or its Affiliate shall, with respect to any Limited Partnership Unit or Units owned by them, enjoy all of the rights and privileges and be subject to all of the obligations and duties of a Limited Partner, in addition to rights and privileges the General Partner has as a General Partner.

I. Optional Purchase of Limited Partnership Units. The General Partner and/or its Affiliates and (subject to approval by the General Partner) any commodity broker, any Trading Manager and their respective principals, stockholders, directors, officers, employees and affiliates may purchase any number of Limited Partnership Units during or following the Offering Period, and will be treated as Limited Partners with respect to such Units. Notwithstanding anything to the contrary in this Agreement, the interest of the General Partner and/or its Affiliates (without regard to any limited partnership interest in the Partnership of the General Partner and/or its Affiliates) in each material item of Partnership income, gain, loss or deduction shall be equal to at least 1% of each such item at all times during the term of this Agreement.

ARTICLE VIII

Distributions and Allocations

A. Capital Accounts. A capital account shall be established for each Partner on the books of the Partnership (such account is sometimes hereinafter referred to as a “book capital account”). The initial balance of each Partner’s book capital account shall be the amount of his initial capital contribution to the Partnership.

B. Monthly Allocations. As of the close of business (as determined by the General Partner) on the last day of each calendar month during each Fiscal Year of the Partnership, the following determinations and allocations shall be made:

(1) The Partnership’s Net Asset Value shall be determined;

(2) Any increase or decrease in Net Asset Value as compared to the next previous determination of Net Asset Value shall then be credited or charged to the book capital accounts of the Partners in the ratio that the balance of each Partner’s account bears to the balance of all Partners’ book capital accounts; and

(3) The amount of any distribution to a Partner, any amount paid to a Partner upon redemption of Units and any amount paid to the General Partner upon withdrawal of its interest in the Partnership shall then be charged to that Partner’s book capital account.

C. Allocation of Profit and Loss For United States Federal Income Tax Purposes. As of the end of each Fiscal Year of the Partnership, the Partnership’s realized profit and loss shall be allocated among the Partners pursuant to the following subparagraphs for federal income tax purposes. Such allocations of profit and loss shall be pro rata from Capital Gain or Loss and Profits and Losses.

(1) Items of ordinary income (such as interest and credits in lieu of interest) and expense (such as management fees, incentive fees, brokerage fees, and costs in connection with the organization and offering of Units in the Partnership including legal, accounting, auditing, preparing and printing Prospectuses, mailing costs and filing fees, and extraordinary expenses) shall be allocated pro rata among the Partners based on their respective book capital accounts as of the end of each month in which the items of ordinary income and expense accrued.

(2) Capital Gain or Capital Loss from the Partnership’s trading activities for each Fiscal Year of the Partnership shall be allocated as follows:

(a) For the purpose of allocating the Partnership’s Capital Gain and Capital Loss among the Partners, there shall be established a tax capital account with respect to each outstanding Unit. The initial balance of each tax capital account shall be the amount paid by the Partner to the Partnership for the Unit. Tax capital accounts shall be adjusted as of the end of each Fiscal Year as follows:

(i) Each tax capital account shall be increased by the amount of income (Profits or Capital Gain) which shall have been allocated to the Partner who shall hold the Unit pursuant to Paragraph C(1) above and Subparagraph (c) below;

(ii) Each tax capital account shall be decreased by the amount of expense or loss (Losses or Capital Losses) which shall have been allocated to the Partner who shall hold the Unit pursuant to Paragraph C(1) above and Subparagraph (e) below and by the amount of any distribution which shall have been received by the Partner with respect to the Unit (other than on redemption of Units); and

(iii) When a Unit shall be redeemed, the tax capital account with respect to such Unit shall be eliminated on the Redemption Date.

(b) Capital Gain shall be allocated first to each Partner who has redeemed one or more of his Units during the Fiscal Year up to the excess, if any, of the amount received upon redemption of the Units over the tax capital account attributable to the redeemed Unit.

(c) Capital Gain remaining after the allocation thereof pursuant to Subparagraph (b) above shall be allocated next among all Partners whose book capital accounts shall be in excess of their Units’ tax capital accounts (after the adjustments in Subparagraph (b) above) in the ratio that each such Partner’s excess shall bear to all such Partners’ excesses. In the event that Capital Gain to be allocated pursuant to this Subparagraph (c) shall be greater than the excess of all such Partners’ book capital accounts over all such Partners’ tax capital accounts, the excess Capital Gain shall be allocated among all Partners in the ratio that each Partner’s book capital account shall bear to all Partners’ book capital accounts.

(d) Capital Loss shall be allocated first to each Partner who shall have redeemed one or more of his Units during the Fiscal Year up to the excess, if any, of the tax capital account attributable to the redeemed Units over the amount which shall have been received upon redemption of the Unit.

(e) Capital Loss remaining after the allocation thereof pursuant to Subparagraph (d) above shall be allocated next among all Partners whose Units’ tax capital accounts shall be in excess of their book capital. accounts (after the adjustments in Subparagraph (d) above) in the ratio that each such Partner’s excess shall bear to all such Partners’ excesses. In the event that Capital Loss to be allocated pursuant to this Subparagraph (e) shall be greater than the excess of all such tax capital accounts over all such Partners’ book capital accounts, the excess loss shall be allocated among all Partners in the ratio that each Partner’s book capital account shall bear to all Partners’ book capital accounts.

(3) The tax allocations prescribed by this Paragraph C shall be made to each holder of a Unit whether or not the holder is a substituted Limited Partner. In the event that a Unit shall have been transferred pursuant to Paragraph C of Article XIV hereof, the allocations pie scribed by this Paragraph C shall be made with respect to such Unit without regard to the assignment, except that in the year of assignment the allocations prescribed by this Paragraph C shall be divided between the assignor and the assignee based on the number of months each shall have held the assigned Unit. For purposes of this Paragraph C, tax allocations shall he made to the General Partner’s Units of General Partnership Interest on a Unit-equivalent basis.

(4) The allocation of income and loss (and items thereof) for federal income tax purposes set forth in this Paragraph C shall be intended to allocate taxable income and loss among Partners generally in the ratio and to the extent that net profit and net loss shall be allocated to such Partners under Paragraph B of this Article VIII so as to eliminate, to the extent possible, any disparity between a Partner’s book capital account and his tax capital account. consistent with the principles set forth in Section 704(c)(2) of the Code.

(5) Notwithstanding the foregoing subparagraphs of this Paragraph E of Article VIII, if any allocation would produce a deficit in the tax capital account of any Unit, the portion of such allocation that would create such a deficit shall instead be allocated to the tax capital account of the General Partnership Units.

D. Allocation of Distributions. The General Partner shall have sole discretion in determining the amount and frequency of distributions, other than redemptions, which the Partnership shall make with respect to the Units; provided, however, that no Partner shall receive a distribution to the extent that, after giving effect to the distribution, all liabilities of the Partnership, other than liabilities to the Partners on account of their Partnership interests, exceed the fair market value of the Partnership assets. The aggregate distributions made in a Fiscal Year (other than distributions on termination, which shall be allocated in the manner described in Paragraph B of Article XVII) shall be allocated among the holders of record of Units in the ratio in which the number of Units held of record by each of them bears to the number of Units held of record by all of the Partners as of the record date of such distribution, provided, however that any distribution made in respect of a Unit shall not exceed the tax capital account for such Unit.

E. Admissions of Partners; Transfers. For purposes of this Article VIII, Partners shall be deemed admitted (and a tax and book capital account shall be established in respect of the Units acquired by such Partner) as of the first day of the calendar month following the calendar month in which such Partner’s subscription is accepted, or the transfer of Units to such Partner is recognized, except that persons accepted as subscribers to the Partnership pursuant to Paragraph E of Article VII shall be deemed admitted on the date determined pursuant to such Paragraph E. Any Partner to whom a Unit has been transferred shall succeed to the tax and book capital accounts attributable to the Unit transferred.

F. No Personal Liability of General Partner for Return of Capital or Profits. Subject to the provisions of Paragraph E of Article X of this Agreement, the General Partner shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any Limited Partner, it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets of the Partnership without any rights of contribution from the General Partner.

G. Liability for State and Local Tax. In the event that the Partnership shall be separately subject to state or local taxation by any jurisdiction or taxing authority, and in the event that such tax is payable by the Partnership or by the General Partner, each Partner shall be liable for and shall reimburse the Partnership or the General Partner, as appropriate, for any income taxes due and payable or paid to such jurisdiction within ten (10) days from the General Partner’s request thereof, in an amount equal to the ratio which the number of Units of record held by each such Partner bears to the number of Units of record held by all of the Partners as of the last day of the period for which such tax has been assessed.

Article IX

Redemptions

A. Redemption of Partnership Units. The Partners recognize that the profitability of the Partnership depends upon long term and uninterrupted investment of capital. It is agreed, therefore, that Partnership profits and gains may be automatically reinvested, and that distributions, if any, of capital and profits to the Partners will be on a limited basis. Nevertheless, the Partners contemplate the possibility that one or more of the Limited Partners may elect to realize and withdraw any profits, or may desire to withdraw capital, through the redemption of Units prior to the dissolution of the Partnership. In that regard and subject to the provisions of Subparagraph B(9) of Article X:

(1) Subject to the conditions set forth in this Article IX, each Limited Partner (or any assignee thereof) shall have the right to redeem one or more whole Units that he or it owns as of the close of business on the last day of a fiscal quarter (the “Redemption Date”), commencing with the end of the first full fiscal quarter of Partnership trading activity. Redemptions of Units by a Limited Partner (other than an IRA) at or prior to the end of the first Redemption Date will be assessed a redemption penalty equal to 4% of the Net Asset Value of a Unit on that Redemption Date. Redemptions by a Limited Partner (other than an IRA) at or prior to the end of the second Redemption Date will be assessed a redemption penalty equal to 3% of the Net Asset Value of a Unit on that Redemption Date. Redemptions by a Limited Partner (other than an IRA) at or prior to the end of the third Redemption Date will be assessed a redemption penalty equal to 2% of the Net Asset Value of a Unit on that Redemption Date. All redemption penalties shall be payable to the General Partner. The redemption penalties will not be charged if the Limited Partner simultaneously invests the redemption proceeds in another futures fund sponsored by the General Partner and/or its Affiliates. Units will be redeemed on a “first in, first out” basis, unless otherwise requested by the redeeming Limited Partner. Units will be valued for purposes of redemption as of the close of business on a Redemption Date next succeeding the earliest date on which the General Partner shall have been in receipt of the required notice for at least ten (10) days. If a Partner (or assignee thereof) is permitted to redeem any or all of his or its Units as of a date other than a Redemption Date, such adjustments in the determination and allocation among the Partners of Capital Gain, Capital Loss, Profits, Losses and items of income or deduction for tax and accounting purposes shall be made as are necessary appropriately to reflect and give effect to the redemption.

(2) The value of a Unit for purposes of redemption shall be the book capital account balance of such Unit at the close of business on the Redemption Date, less (a) any amount owing by such Limited Partner (and his assignee, if any) to the Partnership pursuant to Subparagraph F(8) of Article X of this Agreement, (b) any redemption penalty as provided for in Subparagraph (1) of this Section A and (c) such Unit’s pro rata portion of unamortized organization and offering expenses (which, during the first, second and third permissible Redemption Dates, will be paid out of the applicable redemption penalty). If redemption of a Unit shall be requested by an assignee, all amounts which shall be owed to the Partnership under Subparagraph F(8) of Article X hereof by the Partner of record, as well as all amounts which shall be owed by all assignees of such Units shall be deducted from the Net Asset Value of such Units upon redemption.

(3) The effective date of redemption shall be the Redemption Date. Payment of the value of the redeemed Units generally shall be made within ten (10) days following the Redemption Date; provided, that all liabilities, contingent or otherwise, of the Partnership, except any liability to Partners on account of their capital contributions, have been paid or there remains property of the Partnership sufficient to pay them; and provided further, that under extraordinary circumstances, including, but not limited to, the inability to liquidate Commodity Positions as of such Redemption Date, or default or delay in payments due the Partnership from commodity brokers, banks or other persons, the Partnership may in turn delay payment to Limited Partners requesting redemption of Units of the proportionate part of the value of redeemed Units represented by the sums which are the subject of such default or delay, in which event payment for redemption of such Units will be made to Limited Partners as soon thereafter as is practicable. A Limited Partner may revoke his or its notice of intent to redeem on or prior to the Redemption Date by written instructions to the General Partner. If a Limited Partner revokes his notice of intent to redeem and thereafter wishes to redeem, such Limited Partner will be required to submit written notice thereof in accordance with Subparagraph A(2) of this Article IX and will be redeemed on the first Redemption Date to occur after the General Partner shall have been in receipt of such written notice for at least ten (10) days.

(4) A Limited Partner wishing to redeem Units must provide the General Partner with written notice of its or his intent to redeem, which notice shall specify the name and address of the redeeming Limited Partner and the amount of Limited Partnership Units sought to be redeemed. The notice of redemption shall be in the form annexed to the Prospectus or in any other form acceptable to the General Partner and shall be mailed or delivered to the principal office of the General Partner. Such notice must include representations and warranties that the redeeming Limited Partner is the lawful and beneficial owner of the Units to be redeemed and that such Units are not subject to any pledge or otherwise encumbered in any fashion in certain circumstances, the Partnership may require additional documents, such as, but not limited to, trust instruments, death certificates, appointments as executor or administrator or certificates of corporate authority. No redemption of less than a whole Limited Partnership Unit will be permitted except that fractional Units may be redeemed if a Limited Partner shall be redeeming his entire interest in the Partnership. Limited Partners requesting redemption shall be notified in writing within ten (10) days following the Redemption Date whether or not their Units will be redeemed, unless payment for the redeeming Units is made within that ten (10) day period, in which case the notice of acceptance of the redemption shall not be required.

(5) The General Partner may, in the case of extraordinary hardship (e.g., the death. divorce, impending insolvency, medical emergency or loss of employment by the Limited Partner) and where it finds that earlier payment will in no respect jeopardize the interests of other Limited Partners, permit redemption upon fewer than ten (10) days’ prior written notice and payment. In addition, the General Partner may suspend temporarily any redemption if the effect of such redemption, either alone or in conjunction with other redemptions, would be to impair the Partnership’s ability to operate in pursuit of its objectives.

(6) Except as discussed above, all requests for redemption in proper form will be honored and the Partnership’s positions will be liquidated to the extent necessary to discharge its liabilities on the date of redemption.

B. General Partner May Not Redeem. Notwithstanding any provision in this Agreement to the contrary, the General Partner shall not have the right to transfer or redeem any General Partnership Units owned by it so long as it acts as the General Partner of the Partnership, except for Units of General Partnership Interest held by the General Partner and/or its Affiliates constituting more than a 1% interest in the Profits and Losses of the Partnership.

ARTICLE X

Management and Operation of Partnership Business

A. Management of Partnership Business. The Partnership shall be managed by the General Partner and the conduct of the Partnership’s business shall be controlled and conducted solely by the General Partner in accordance with this Agreement.

B. Authority of General Partner. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Agreement, and except as limited, restricted or prohibited by the express provisions of this Agreement, the General Partner shall have and may exercise, on behalf of the Partnership, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Partnership and shall, except as provided in this Agreement or the Act, have and possess the same rights and powers as any general partner in a partnership without limited partners formed under the laws of the State of Delaware. Such powers shall include, without limitation, the following:

(1) To enter into, execute, deliver and maintain contracts, agreements and any or all other documents and instruments, and to do and perform all such things, as may be in furtherance of Partnership purposes or necessary or appropriate to the offer and sale of the Units and the conduct of Partnership activities, including, but not limited to, contracts with third parties for:

(a) commodity brokerage services, as well as specialized administrative services, on behalf of the Partnership (which services may be performed by an Affiliate or Affiliates of the General Partner); and

(b) commodity trading advisory services relating to the purchase and sale of all Commodities Positions on behalf of the Partnership, which services may not be performed by the General Partner or an Affiliate of the General Partner; provided, however, that to the extent that any agreement for any advisory services is entered into after the date of the Prospectus, any compensation paid to any such advisor, including management and incentive fees, pursuant to any such agreement (if different from the compensation arrangement set forth in the Prospectus) will not exceed any limitations then currently imposed by the NASAA Guidelines; and provided further, that to the extent any new advisor is to be retained to replace an existing advisor which has sustained losses on behalf of the Partnership, the General Partner will give reasonable prior notice thereof to each Limited Partner in the manner prescribed in Paragraph A of Article XXI.

(2) To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of the Partnership with appropriate banking and savings institutions, and execute and/or accept any instrument or agreement incidental to the Partnership’s business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the General Partner in the General Partner’s name shall be deemed executed and accepted on behalf of the Partnership by the General Partner;

(3) To deposit, withdraw, pay, retain and distribute the Partnership’s funds in any manner consistent with the provisions of this Agreement;

(4) To supervise the preparation and filing of the Registration Statement, Prospectus, and supplements and amendments thereto;

(5) To pay or authorize the payment of distributions to the Partners and expenses of the Partnership;

(6) To invest or direct the investment of funds of the Partnership not then delegated to a commodity trading advisor;

(7) To make any elections on behalf of the Partnership under the Code, as amended, or any other applicable federal or state tax law as the General Partner shall determine to be in the best interests of the Partnership;

(8) In the sole discretion of the General Partner, mandatorily to (i) redeem any Limited Partnership Units if the General Partner determines that the continued participation of such Limited Partner in the Partnership might cause the Partnership or any Partner to violate any law, or if any litigation is commenced or threatened against the Partnership or any Partner arising out of, or relating to, the participation of such Limited Partner in the Partnership, or (ii) prohibit any transactions contemplated hereunder which may constitute prohibited transactions under ERISA and the Code, as amended. In the case of mandatory redemptions, the Redemption Date shall be the close of business on the date written notice of intent to redeem is sent by the General Partner to a Limited Partner. A notice may be revoked prior to the payment date by written notice from the General Partner to the Limited Partner; and

(9) In the sole discretion of the General Partner, to admit an Affiliate or Affiliates of the General Partner as additional General Partners. Notwithstanding the foregoing, the General Partner may not admit an Affiliate or Affiliates of the General Partner as additional General Partner if it has received notice, pursuant to Subparagraph B(4) of Article XI hereof, of its removal as a general partner.

(10) Refuse to recognize any attempted transfer or assignment of a Unit in accordance with the provisions of Article XIV.

C. Obligations of General Partner. In addition to the obligations expressly provided by the Act or this Agreement, the General Partner shall:

(1) Devote such of its time to the business and affairs of the Partnership as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Partnership for the benefit of the Partnership and the Limited Partners;

(2) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Partnership and for the conduct of its business in all appropriate jurisdictions;

(3) Retain independent public accountants to audit the accounts of the Partnership;

(4) Employ attorneys to represent the Partnership;

(5) Use its best efforts to maintain the status of the Partnership as a “limited partnership” for state law purposes, and as a “partnership” for federal income tax purposes;

(6) Monitor the trading policies of the Partnership, as set forth in the Prospectus, and the activities of the Partnership’s commodity trading advisors in carrying out those policies;

(7) Review, not less often than annually, the brokerage fees charged to, and the services rendered by, comparable commodity pools by futures commission merchants to determine whether the fees paid by, and the services rendered to, the Partnership for futures brokerage are the best price and services available under the circumstances, and if not, renegotiate the brokerage fee structure to attempt to obtain such rates and services for the Partnership;

(8) Have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the General Partner’s immediate possession or control, and the General Partner will not employ or permit others to employ such funds or assets (including any interest earned thereon) in any manner except for the benefit of the Partnership including, among other things, the utilization of Partnership funds and assets as compensating balances for the benefit of the General Partner;

(9) Agree that, at all times after the Offering Period, if more than 50,000 Limited Partnership Units are sold, and so long as it remains General Partner of the Partnership, it shall have a minimum “net worth” (as defined below) of, and not take any affirmative action to reduce its “net worth” below, $1 million, or such higher amount as may be required under the NASAA Guidelines as they may be amended from time to time. The NASAA Guidelines define “net worth” as the excess of total assets over total liabilities as determined by GAAP;

(10) Admit substituted Limited Partners in accordance with this Agreement; and

(11) Maintain a current list of the names and last known addresses of, and number of Units owned by, each Partner and the other Partnership documents described in Paragraph F of Article XII at the Partnership’s principal office, which documents shall be made available thereat at reasonable times during ordinary business hours for inspection by any Limited Partner or his representative for any purpose reasonably related to the Limited Partner’s interest as a limited partner in the Partnership. Upon request, for any purpose reasonably related to the Limited Partner’s interest as a limited partner in the Partnership, either in person or by mail, the General Partner will furnish a copy of such list to a Limited Partner or his representative upon payment of the cost of reproduction and mailing; provided, however, that the Limited Partner requesting such list shall give written assurance that the list will not, in any event, be used for commercial purposes. The following provision: Subject to applicable law, a Limited Partner shall give the General Partner at least ten (10) business days’ prior written notice for any inspection and copying permitted pursuant to this paragraph (11) by the Limited Partner or his authorized attorney or agent.

D. General Prohibitions. The Partnership shall not:

(1) Borrow money from or loan money to any Partner or other person, except that the foregoing is not intended to prohibit (i) the deposit of margin with respect to the initiation and maintenance of the

Partnership’s Commodities Positions, or (ii) obtaining lines of credit for the trading of forward contracts; provided, however, that the Partnership is prohibited from incurring any indebtedness on a non-recourse basis;

(2) Commingle its assets with those of any other person, except to the extent permitted under the Commodity Exchange Act, as amended, and the regulations promulgated thereunder;

(3) Directly or indirectly pay or award any finder’s fees, commissions or other compensation to any persons engaged by a potential limited partner for investment advice as an inducement to such advisor to advise the potential limited partner to purchase Limited Partnership Units in the Partnership;

(4) Engage in Pyramiding of its Commodities Positions provided, however, that the Advisor may take into account the Partnership’s open trade equity on existing positions in determining generally whether to acquire additional Commodities Positions on behalf of the Partnership;

(5) Permit rebates or give-ups to be received by the General Partner or any Affiliate of the General Partner, or permit the General Partner or any Affiliate of the General Partner to engage in any reciprocal business arrangements which would circumvent the foregoing prohibition;

(6) Permit any Trading Manager to share in any portion of brokerage fees related to commodity brokerage services paid by the Partnership with respect to its commodity trading activities;

(7) Enter into any contract with the General Partner or an Affiliate of the General Partner (except for selling agreements for the sale of Units) (a) which has a term of more than one year and which does not provide that it may be cancelled by the Partnership without penalty on sixty (60) days, prior written notice or (b) for the provision of goods and services, except at rates and terms at least as favorable as those which may be obtained from third parties in arm’s-length negotiations;

(8) Purchase, sell or trade in securities or options on securities (other than securities in which “customer” funds may be invested under the Commodity Exchange Act, as amended), which shall not include futures contracts or options on futures contracts on securities and securities indices that are approved by the Commodity Futures Trading Commission (“CFTC”) for trading on commodity exchanges and other commodity options;

(9) Permit churning of its commodity trading account(s) for the purpose of generating excess brokerage commissions;

(10) Enter into any exclusive brokerage contract.

E. Liability of the General Partner. The General Partner shall have no liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of the General Partner if the General Partner, in good faith, determined that such course of conduct was in the best interest of the Partnership and such course of conduct did not constitute negligence or misconduct of the General Partner.

F. Indemnification.

(1) The General Partner shall be indemnified by the Partnership to the full extent permitted by law, against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the Partnership, provided that (a) the General Partner has determined, in good faith, that such course of conduct was in the best interests of the Partnership and such liability or loss was not the result of negligence. misconduct, or a breach of this Agreement on the part of the General Partner and (b) any such indemnification will only be recoverable from the assets of the Partnership. All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the General Partner, or the withdrawal, adjudication of bankruptcy or insolvency of the General Partner. Any indemnification under this subparagraph (1), unless ordered by a court, shall be made by the Partnership only as authorized in the specific case and only upon a determination by independent legal counsel in a written opinion that indemnification of the General Partner is proper in the circumstances because it has met the applicable standard of conduct set forth hereunder.

(2) Notwithstanding the provisions of Subparagraph (1) above, the General Partner shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (ii) such claims have been dismissed with prejudice on its merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

(3) In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the position of the Massachusetts Securities Division, the position of the Tennessee Securities Division and the position of any other applicable state securities. division which requires disclosure with respect to the issue of indemnification for securities law violations.

(4) The Partnership shall not incur the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

(5) Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the General Partner may be paid by the Partner ship in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the General Partner on behalf of the Partnership; and (ii) the legal action is initiated by a third party who is not a Limited Partner. and (iii) the General Partner undertakes to repay the advanced funds to the Partnership in cases in which it is not entitled to indemnification under this Paragraph F.

(6) The term “General Partner” as used in this Paragraph F and in the immediately preceding Paragraph E shall only include an Affiliate of the General Partner, performing services on behalf of the Partnership, and acting within the scope of the General Partner’s authority as set forth in this Agreement.

(7) The Partnership shall indemnify, to the full extent permitted by law, to the extent of the Partnership assets, each Limited Partner (excluding the General Partner to the extent of its ownership of any Limited Partnership Units) against any claims of liability asserted against such Limited Partner solely because he is a limited partner in the Partnership.

(8) In the event the Partnership is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Limited Partner’s (or assignee’s) obligations or liabilities unrelated to the Partnership business, such Limited Partner (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Partnership for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

G. Expenses.

(1) The Partnership shall pay all organization and offering expenses incurred in the creation of the Partnership and sale of Units, if 50,000 or more Units are sold pursuant to the Prospectus; and if 50,000 Units are not sold pursuant to the Prospectus, these expenses shall be borne by the General Partner. The foregoing expenses may be paid directly by the Partnership and/or the Partnership may reimburse the General Partner or an affiliate of the General Partner for advancing payment of such expenses on the Partnership’s behalf. Notwithstanding the foregoing, in no event will reimbursement by the Partnership of the General Partner or an affiliate of the General Partner for organization and offering expenses exceed an amount equal to 5% of the gross proceeds from the sale of Units. The organizational portion of these expenses will be amortized in accordance with GAAP, with the balance of such expenses being charged to Unitholder capital. Organization and offering expenses shall mean those expenses incurred in connection with the formation, qualification and registration of the Partnership and the Units and in offering, distributing and processing the Units under applicable federal and state law, and any other expenses actually incurred and directly or indirectly related to the organization of the Partnership or the offering of the Units, including, but not limited to, expenses such as: (a) initial and ongoing registration fees, filing fees, escrow fees and taxes, (b) the costs of preparing, qualifying, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the Exhibits thereto and the Prospectus, (c) the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Units, (d) travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Units, (e) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith, and (f) any extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith) related thereto.

(2) All ongoing charges, costs and expenses relating to the execution of Commodities and other permitted Partnership transactions shall be billed directly to and shall be paid by the General Partner and/or an Affiliate of the General Partner. All ongoing charges, costs and expenses of the Partnership’s operation, including, but not limited to, the expenses associated with (a) required payments to the Partnership’s commodity trading advisors, (b) preparation of monthly, quarterly, annual and other reports required by applicable federal and state regulatory authorities, (c) Partnership meetings and of preparing, printing and mailing of proxy statements and reports to Unitholders, (d) the payment of any distributions related to, or redemption of, Units, (e) services of legal counsel and independent auditors and accountants, (f) postage, insurance and filing fees, (g) the fixed fee to be paid to the General Partner and/or its Affiliates consistent with applicable regulatory guidelines, and (h) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto) shall be billed directly to and shall be paid by the Partnership. Except for organization and offering expenses set forth in Subparagraph (1) above, reimbursement to the General Partner or any Affiliate of the General Partner for indirect expenses incurred in performing services for the Partnership, such as salaries of officers and directors, rent and other items generally falling within the category of the General Partner’s “overhead”, is prohibited.

(3) The General Partner or any Affiliate of the General Partner may be reimbursed for the actual costs of ongoing legal, accounting and auditing services used for or by the Partnership, as well as printing expenses and filing fees and extraordinary expenses incurred for or by the Partnership.

H. Compensation to the General Partner. Except as provided in Subparagraph G(2)(g) of this Article and Subparagraph A(1) of Article IX, the General Partner shall not, in its capacity as General Partner, receive any salary, fees, profits or distributions. The General Partner shall, in its capacity as a holder of Units, be entitled to receive allocations and distributions pursuant to the provisions of Article VIII and Paragraph B of Article XVII hereof.

I. Other Business of Partners. Except as otherwise specifically provided herein, any of the Partners, and any shareholder, officer, director, employee or other person holding a legal or beneficial interest in an entity which is a Partner, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper. The General Partner and its Affiliates shall not engage in a venture competitive with the Partnership except where such venture will not have an adverse economic effect on the business of the Partnership.

J. Tax Matters Partner. The General Partner shall be authorized to perform all duties imposed by Section 6221 through 6232 of the Code on the General Partner as “tax matters partner” of the Partnership, including, but not limited to, the following: (a) the power to conduct all audits and other administrative proceedings with respect to Partnership tax items; (b) the power to extend the statute of limitations for all Limited Partners with respect to Partnership tax items; (c) the power to file a petition with an appropriate federal court for review of a final Partnership administrative adjustment; and (d) the power to enter into a settlement with the Internal Revenue Service on behalf of, and binding upon, those Limited Partners having less than a 1% interest in the Partnership, unless a Limited Partner shall have notified the Internal Revenue Service and the General Partner that the General Partner shall not act on such Partner’s behalf. The designation made in this Article is hereby approved by each Partner as an express condition to becoming a Partner. Each Partner agrees to take any further action as may be required by regulation or otherwise to effectuate such designation. Subject to Paragraph F of this Article X, the Partnership hereby indemnifies, to the full extent permitted by law, the General Partner from and against any damages or losses (including attorneys’ fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as tax matters partner, provided such action taken or omitted to be taken does not constitute fraud, negligence or misconduct.

K. Voluntary Withdrawal of the General Partner. The General Partner may not withdraw voluntarily as the General Partner of the Partnership except upon ninety (90) days’ prior written notice to all Limited Partners and the prior approval of Limited Partners holding at least a majority in interest (over 50%) of the outstanding Units (not including Units of the General Partner). If the withdrawing General Partner is the last remaining General Partner, Limited Partners holding at least a majority interest (over 50%) of the outstanding Units (not including Units held by the General Partner) may vote to elect and appoint, prior to the withdrawal, a successor General Partner who shall carry on the business of the Partnership, so that the Partnership continues as a limited partnership under the Act without dissolution.

L. Authorization of Registration Statement. Each Limited Partner (or any assignee thereof) hereby agrees that the General Partner is authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Limited Partners of the Partnership, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation.

ARTICLE XI

Status of Limited Partners

A. No Management or Control; Limited Liability. The Limited Partners shall not participate in the management or control of the Partnership’s business nor shall they transact any business for the Partnership or have the power to sign for or bind the Partnership; said powers being vested solely and exclusively in the General Partner. Except as provided in Paragraph A of Article) ( hereof, and assuming such Limited Partner does not participate in the control of the business of the Partnership, no Limited Partner shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Partnership in excess of his Capital Contribution plus his share the Partnership’s assets and profits remaining in the Partnership, if any, and such other amount as he may be liable for pursuant to the Act. Except as provided in the Act, each Unit owned by Limited Partner shall be fully paid and no assessment shall be made against any Limited Partner. No salary shall be paid to any Limited Partner in his capacity as a Limited Partner, nor shall an Limited Partner have a drawing account or earn interest on his contribution.

B. Rights, Duties, etc. The Limited Partners shall have the following rights, powers, privileges, duties and liabilities:

(1) The Limited Partners shall have the right to obtain information of all things affecting the Partnership, provided that such is for a purpose reasonably related to the Limited Partner’s interest as a limited partner in the Partnership, including, without limitation such reports as are set forth in Article XII and such information as is set forth in Subparagraph C(11) of Article X hereof.

(2) The Limited Partners shall receive from the Partnership the share of the distributions provided for in this Agreement in the manner and at the times provided for in this Agreement.

(3) Except for the Limited Partners’ redemption rights set forth in Paragraphs A and B of Article IX hereof or upon a mandatory redemption effected by the General Partner pursuant to Subparagraph B(9) of Article X hereof, Limited Partners shall have the right to demand the return of their capital account only upon the dissolution and winding up of the Partnership. In no event shall a Limited Partner be entitled to demand or receive property other than cash. No Limited Partner shall have priority over any other Limited Partner either as to the return of capital or as to profits, losses or distributions. No Limited Partner shall have the right to bring an action for partition against the Partnership.

(4) Limited Partners holding at least a majority in interest (over 50%) of the outstanding Units (not including Units held by the General Partner) may vote to (a) reconstitute the Partnership as provided in Subparagraph A(2) of Article XVII, (b) approve the voluntary withdrawal of the General Partner and elect a successor General Partner as provided in Paragraph K of Article X, (c) remove the General Partner on ninety (90) days’ prior written notice to the General Partner, (d) elect and appoint one or more additional General Partners, or consent to such matters as are set forth in Subparagraph B(2) of Article XIV, (e) approve a material change in the trading policies of the Partnership as set forth in the Prospectus, which change shall not be effective without the prior written approval of such majority, and (f) approve the termination of any agreement entered into between the Partnership and the General Partner or any Affiliate of the General Partner, in the case of (d) (e) and (f), in each instance on sixty (60) days’ prior written notice.

(5) All Limited Partners may vote to elect a successor General Partner upon the withdrawal, removal, death, insanity, adjudication of bankruptcy or insolvency, dissolution or other cessation to exist as a legal entity of the General Partner as provided in Clause (b) of Subparagraph A(2) of Article XVII.

Prior to the exercise by the Limited Partners of the rights set forth in Subparagraphs (4) and (5) of this Paragraph B, in Paragraph A of Article XV and in Subparagraph A(4) of Article XVII the Partnership will, if practicable, provide Limited Partners with an opinion of independent legal counsel in each state where the Partnership may be deemed to be conducting its business whether or not such exercise would constitute such participation in the control of the Partnership business as would deny to the Limited Partners limited liability under the laws of such state.

ARTICLE XII

Books of Account and Reports

A. Books of Account. Proper books of account shall be kept and shall be audited annually by an independent certified public accounting firm selected by the General Partner in its sole discretion, and there shall be entered therein all transactions, matters and things relating to the Partnership’s business as are required by the Commodity Exchange Act, as amended, and regulations promulgated thereunder, and all other applicable rules and regulations, and as are usually entered into books of account kept by persons engaged in a business of like character. The books of account shall be kept at the principal office of the General Partner and each Limited Partner (or any duly constituted designee of a Limited Partner) shall have, at all times during normal business hours, free access to and the right to inspect and copy the same for any purpose reasonably related to the Limited Partner’s interest as a limited partner in the Partnership. Such books of account shall be kept, and the Partnership shall report its Profits and Losses on the accrual method of accounting for tax and financial accounting purposes on a Fiscal Year basis as described in Article XIII.

B. Annual Reports and Monthly Statements. Each Limited Partner shall be furnished as of the end of each month and as of the end of each Fiscal Year with (1) such reports (in such detail) as are required to be given to Limited Partners by the CFTC and the National Futures Association (the “NFA”), (2) any other reports (in such detail) required by any other governmental authority which has jurisdiction over the activities of the Partnership and (3) any other reports or information which the General Partner, in its discretion, determines to be necessary or appropriate.

C. Tax Information. Appropriate tax information (adequate to enable each Limited Partner to complete and file his federal tax return) shall be delivered to each Limited Partner as soon as practicable following the end of each Fiscal Year.

D. Calculation of Net Asset Value. Net Asset Value will be calculated daily. Upon request, the General Partner shall make available to any Limited Partner the Net Asset Value per Unit. Each Limited Partner shall be notified of any decline in the Net Asset Value per Unit to less than 50% of the Net Asset Value per Unit as of the last business day of the preceding month within seven (7) business days of such occurrence. Included in such notification shall be a description of the Limited Partners’ voting rights as set forth in Paragraph B of Article XI hereof.

E. Other Reports. The General Partner shall send such other reports and information, if any, to the Limited Partners as it may deem necessary or appropriate.

F. Maintenance of Records. The General Partner shall maintain (i) for a period of at least eight (8) Fiscal Years all books of account required by Paragraph A of this Article XII; a list of the names and last known addresses of, and number of Units owned by, all Partners, a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed; copies of the Partnership’s federal, state and local income tax returns and reports, if any; and a record of the information obtained to indicate that a Limited Partner meets the investor suitability standards set forth in the Prospectus, and (ii) for a period of at least six (6) Fiscal Years copies of any effective written partnership agreements, subscription agreements and any financial statements of the Partnership.

G. Certificates of Limited Partnership. Except as otherwise provided in the Delaware Revised Uniform Limited Partnership Act or this Agreement, the General. Partner shall not be required to mail a copy of any Certificates of Limited Partnership filed with the Secretary of State of the State of Delaware to each Limited Partner; however, such certificates shall be maintained at the principal business office of the Partnership and available for inspection and copying by the Limited Partners in accordance with Subparagraph C(11) of Article X hereof.

ARTICLE XIII

Fiscal Year

The Fiscal Year shall begin on the 1st day of January and end on the 31st day of December of each year. The first Fiscal Year of the Partnership shall commence on the date of filing of the Certificate of Limited Partnership in the State of Delaware and end on the 31st day of December 1988. The Fiscal Year in which the Partnership shall terminate shall end on the date of termination of the Partnership.

ARTICLE XIV

Transfers of Partnership Interests

A. General Prohibition. A Limited Partner may not sell, assign, transfer or otherwise dispose of, or pledge, hypothecate or in any manner encumber any or all of his Units or any part of his right, title and interest in the capital or profits of the Partnership except as permitted in this Article XIV, and any act in violation of this Paragraph A shall not be binding upon or recognized by the Partnership (regardless of whether the General Partner shall have knowledge thereof), unless approved in writing by the General Partner.

B. Transfer of General Partnership Interest.

(1) Upon the withdrawal, removal, adjudication of bankruptcy or insolvency, dissolution or other cessation to exist as a legal entity of the General Partner, the General Partner’s Units shall be purchased by the Partnership for a purchase price equal to the Net Asset Value thereof. The General Partner will not cease to be a general partner of the Partnership merely upon the occurrence of its making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, filing an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of this nature or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator for itself or of all or any substantial part of its properties. The purchase price of such Units shall be paid by the Partnership to the General Partner in cash.

(2) To the full extent permitted by law, and on sixty (60) days’ prior written notice to the Limited Partners of their right to vote thereon, if the transaction is other than with an Affiliated entity, nothing in this Agreement shall be deemed to prevent the merger of the General Partner with another corporation or other entity, the reorganization of the General Partner into or with any other corporation or other entity, or the transfer of all the capital stock of the General Partner and the assumption of the rights, duties and liabilities of the General Partner by, in the case of a merger, reorganization or consolidation, the surviving corporation or other entity by operation of law or the transfer by the General Partner of General Partnership Units to an Affiliate of the General Partner. Without limiting the foregoing, none of the transactions referenced in the preceding sentence shall be deemed to be a voluntary withdrawal for the purposes of Paragraph K of Article X or a withdrawal or an assignment of General Partnership Units for purposes of Subparagraphs B(1) and B(3) of this Article.

(3) Upon assignment of all of its General Partnership Interest, the General Partner shall not cease to be a General Partner of the Partnership, or to have the power to exercise any rights or powers as a General Partner, until an additional general partner, who shall carry on the business of the Partnership, has been admitted as a general partner of the Partnership.

C. Transfer of Limited Partnership Interest.

(1) The General Partner may, in its sole and absolute discretion, pursuant to this Article XIV, admit as substituted Limited Partners permitted assignees of Limited Partners. In that regard:

(a) A substituted Limited Partner is a person admitted to the Partnership with all the rights and powers of a Limited Partner hereunder. If all of the conditions provided in Subparagraph (2) below are satisfied, the General Partner shall admit such permitted assignees into the Partnership as Limited Partners by making an entry on the books and records of the Partnership reflecting that such permitted assignees have been admitted as Limited Partners, and such permitted assignees will be deemed Limited Partners at such time as such admission is reflected on the books and records of the Partnership.

(b) A permitted assignee is a person to whom a Limited Partner has assigned his Limited Partnership Interest as permitted by the General Partner under this Agreement, but who has not become a substituted Limited Partner. A permitted assignee shall have no right to vote, to require any information on or account of the Partnership’s transactions or to inspect the Partnership’s books, but shall only be entitled to receive the share of the profits, or the return of the Capital Contribution, to which his assignor would otherwise be entitled as set forth in Subparagraph (4) below. Each Limited Partner agrees that any permitted assignee may become a substituted Limited Partner without the further act or consent of any Limited Partner. An assigning Limited Partner shall remain liable to the Partnership as provided in the Act, regardless of whether his assignee becomes a substituted Limited Partner.

(c) A Limited Partner shall bear all costs (including attorneys’ and accountants’ fees) related to any transfer, assignment, pledge or encumbrance of his Units.

(2) No permitted assignee of the whole or any portion of a Limited Partner’s Limited Partnership Interest shall have the right to become a substituted Limited Partner in place of his assignor unless all of the following conditions are satisfied:

(a) The written consent of the General Partner to such substitution shall be obtained, the granting or denial of which shall be within the sole and absolute discretion of the General Partner;

(b) A duly executed and acknowledged written instrument of assignment has been filed with the Partnership setting forth the intention of the assignor that the permitted assignee become a substituted Limited Partner in his place;

(c) The permitted assignor and assignee execute and acknowledge and/or deliver such other instruments as the General Partner may deem necessary or desirable to effect such admission, including his execution, acknowledgment and delivery to the General Partner, as a counterpart to this Agreement, a Power of Attorney in the form set forth in the Subscription Agreement.

(d) Upon the request of the General Partner, an opinion of the Partnership’s independent legal counsel is obtained to the effect that (i) the assignment will not cause the Partnership to be taxed as a corporation or an association other than a partnership under the regulations and rulings of the Internal Revenue Service, and (ii) the assignment does not violate the Act.

(3) Any person admitted to the Partnership as a Partner shall be subject to all of the provisions of this Agreement as if an original signatory hereto.

(4) Subject to the provisions of Subparagraph (5) below, compliance with the suitability standards imposed by the Partnership for the purchase of new Units, applicable federal securities and state “Blue Sky” laws and the rules of any other applicable governmental authority, a Limited Partner shall have the right to assign all or any of his Units to any assignee by a written assignment (on a form acceptable to the General Partner) the terms of which are not in contravention of any of the provisions of this Agreement, which assignment has been executed by the assignor and received by the Partnership and recorded on the books thereof. Notwithstanding anything contained herein to the contrary, in order to prevent the Partnership from being treated as a “publicly traded partnership” for federal tax purposes, the General Partner has the right to refuse to recognize any attempted transfer of a Unit (or rights therein) which would constitute a transfer in a secondary market (or the substantial equivalent thereof) as defined under Section 7704 of the Code and any regulations promulgated thereunder (or under any similar law or regulation). The General Partner shall exercise such right by taking any actions as it deems necessary or appropriate in its reasonable discretion so that such transfers or assignments of rights are not in fact recognized. The right to exercise the foregoing restriction shall not be exercised if the General Partner determines in its reasonable discretion that the exercise of such restriction would result in the Partnership being deemed to hold plan assets for purposes of ERISA. The General Partner shall incur no liability to any investor or prospective investor for any action or inaction by it in connection with the foregoing, provided it acted in good faith.

(a) Except as specifically provided in clause (b) below, and Articles VIII and IX hereof, an assignee of a Unit shall be entitled to receive distributions from the Partnership attributable to the interest acquired by reason of such assignment from and after the effective date of the assignment of such interest to him. The “effective date” of an assignment of a Limited Partnership Interest as used in this clause (a) shall be the first day of the next succeeding calendar quarter, provided the General Partner shall have been in receipt of the written instrument of assignment for at least thirty (30) days prior thereto. If the assignee is (i) an ancestor or descendant of the Limited Partner, (ii) the personal representative or heir of a deceased Limited Partner, (iii) the trustee of a trust whose beneficiary is the Limited Partner or another person to whom a transfer could otherwise be made or (iv) the shareholders, partners, or beneficiaries of a corporation, partnership or trust upon its termination or liquidation, then the “effective date” of an assignment of an interest in the Partnership shall be the last day of the month in which the written instrument of assignment is received by the General Partner.

(b) Anything herein to the contrary notwithstanding, both the Partnership and the General Partner shall be entitled to treat the permitted assignor of such interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to him, until such time as the written assignment has been received by, and recorded on the books of, the Partnership.

(5) (a) No assignment or transfer of an interest in the Partnership may be made which would result in Limited Partners and permitted assignees of Limited Partners owning, directly or indirectly, individually or in the aggregate, more than twenty percent (20%) of the stock of the General Partner or any Affiliate of the

General Partner as defined in Section 1504(a) of the Code, taking into account the attribution rules set forth in Section 318 of the Code. If any such assignment or transfer would otherwise be made by bequest, inheritance or operation of law, the Unit transferred shall be deemed sold by the transferor to the Partnership immediately prior to such transfer in the same manner as provided in clause (c) (iii) of this Subparagraph (5).

(b) No assignment or transfer of an interest in the Partnership may be made which would contravene the NASAA Guidelines, as adopted in any state in which the proposed transferor and transferee reside.

(c) Anything else to the contrary contained herein notwithstanding:

(i) In any particular twelve (12) consecutive month period no assignment or transfer of an interest in the Partnership (including, but not limited to, any exchange of Units pursuant to Paragraph B of Article IX hereof) may be made which would result in increasing the aggregate total of Units previously assigned and/or transferred in said period to forty-nine percent (49%) or more of the outstanding Units. This limitation is hereinafter referred to as the “forty-nine percent (49%) limitation”.

(ii) Clause (c) (i) hereof shall not apply to a transfer by gift, bequest or inheritance, or a transfer to the Partnership, and, for purposes of the forty-nine percent (49%) limitation, any such transfer shall not be treated as such.

(iii) If, after the forty-nine percent (49%) limitation is reached in any consecutive twelve (12) month period, a transfer of a Unit would otherwise take place by operation of law (but not including any transfer referred to in clause (c) (ii) hereof) and would cause a violation of the forty-nine percent (49%) limitation, then said Unit(s) shall be deemed to have been sold by the transferor to the Partnership in liquidation of said Unit(s) immediately prior to such transfer for a liquidation price equal to the Net Asset Value of said Unit(s) on such date of transfer. The liquidation price shall be paid within ninety (90) days after the date of the transfer.

(6) The General Partner, in its sole discretion, may cause the Partnership to make, refrain from making, or once having made, to revoke, the election referred to in Section 754 of the Code, and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.

(7) Each Limited Partner hereby agrees to indemnify and hold harmless the Partnership and each Partner against any and all losses, damages, liabilities or expenses (including. without limitation, tax liabilities or loss of tax benefits) arising, directly or indirectly, as d result of any transfer or purported transfer by such Limited Partner in violation of any provision contained in this Paragraph C.

ARTICLE XV

Amendment of Limited Partnership Agreement and Meetings

A. Amendments to the Agreement.

(1) Amendments to the Agreement may be proposed by the General Partner or by Limited Partners holding at least ten percent (10%) of the then outstanding Units. Following such proposal, the General Partner shall submit to the Limited Partners a verbatim statement of any proposed amendment, and statements concerning the legality of such amendment and the effect of such amendment on the limited liability of the Limited Partners. The General Partner shall include in any such submission its recommendations as to the proposed amendment. The amendment shall become effective only upon the written approval or affirmative vote of Limited Partners holding at least a majority in interest (over 50%) of the then outstanding Units (not including Units held by the General Partner), or such higher percentage as may be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth in Paragraph B of Article XI hereof and to the effect that the amendment is legal, valid and binding and will not adversely affect the limitations on liability of the Limited Partners set forth in Paragraph A of Article XIX of this Agreement. Notwithstanding the foregoing, where any action taken or authorized pursuant to any provision of this Agreement requires the approval or affirmative vote of Limited Partners holding a greater interest in Limited Partnership Units than is required to amend the Agreement under this Paragraph A, and/or the approval or affirmative vote of the General Partner, an amendment to such provision(s) shall be effective only upon the written approval or affirmative vote of the minimum number of Partners which would be required to take or authorize such action, or as may otherwise be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth above in this Paragraph A; provided, however, that, except as otherwise provided below, approval of all Limited Partners shall be required in the case of amendments which change or alter this Article XV, extend the term of the Partnership, reduce the capital account of any Partner or modify the percentage of Profits, Losses or distributions to which any Partner is entitled. In addition, except as otherwise provided below, reduction of the capital account of any assignee or modification of the percentage of Profits, Losses or distributions to which an assignee is entitled hereunder shall not be affected by amendment to this Agreement without such assignee’s approval.

(2) Any provision to the contrary contained in Subparagraph (1) hereof notwithstanding, the General Partner may, without the approval of the Limited Partners, make such amendments to this Agreement which (a) are necessary to add to the representations, duties or obligations of a General Partner or surrender any right or power granted to a General Partner herein, for the benefit of the Limited Partners, (b) are necessary to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under the Agreement which will not be inconsistent with the provisions of the Agreement or (c) the General Partner deems advisable or considers necessary to comply with any applicable law, provided, however, that no amendment shall be adopted pursuant to this clause (c) unless the adoption thereof (i) is for the benefit of, or not adverse to, the interests of the Limited Partners; (ii) is consistent with Paragraph A of Article X hereof; (iii) except as otherwise provided in Subparagraph (3) below, does not affect the allocation of Profits and Losses among the Limited Partners or between the Limited Partners and the General Partner; or (iv) does not adversely affect the limited liability of the Limited Partners or the status of the Partnership as a partnership for federal income tax purposes.

(3) Any provision to the contrary contained in Subparagraphs (1) and (2) hereof notwithstanding, the General Partner may, without the approval of the Limited Partners, amend the provisions of Article VIII of this Agreement relating to the allocations of Profits, Losses and distributions among the Partners if the Partnership is advised at any time by the Partnership’s accountants or legal counsel that the allocations provided in Article VIII of this Agreement are unlikely to be respected for federal income tax purposes, either because of the promulgation of new or revised Treasury Regulations under Section 704 of the Code or other developments in the law. The General Partner is empowered to amend such provisions to the minimum extent necessary in accordance with the advice of the accountants and counsel to effect the allocations and distributions provided in this Agreement. New allocations made by the General Partner in reliance upon the advice of the accountants or counsel described-above shall be deemed to be made pursuant to the obligation of the General Partner to the Partnership and the Limited Partners, and no such new allocation shall give rise to any claim or cause of action by any Limited Partner.

(4) Upon amendment of this Agreement, the Certificate of Limited Partnership shall also be amended, if required by the Act, to reflect such change.

B. Meetings of the Partnership. Meetings of the Partnership may be called by the General Partner and will be called by it upon the written request of Limited Partners holding at least ten percent (10%) of the outstanding Units. Such call for a meeting shall be deemed to have been made upon the receipt by the General Partner of a written request from the requisite percentage of Limited Partners. The General Partner shall deposit in the United States mails, within 15 days after receipt of said request, written notice to all Partners of the meeting and the purpose of the meeting, which shall be held on a date, not less than 30 nor more than 60 days after the date of mailing of said notice, at a reasonable time and place. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting and an opinion of independent counsel as to the effect of such proposed action on the liability of Limited Partners for the debts of the Partnership. Partners may vote in person or by proxy at any such meeting.

Notwithstanding any provisions in this Agreement to the contrary, in the event the Partnership is required to comply with Regulation 14A under the Securities Exchange Act of 1934, the General Partner shall not be required to conform to the time provisions set forth in the preceding paragraph to the extent that such provisions are insufficient to enable compliance with such Regulation.

C. Action Without a Meeting. Any action required or permitted to be taken by Partners by vote may be taken without a meeting on written consent, setting forth the actions so taken, signed by the holders of the Units having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which holders of all Units entitled to vote thereon were present and voted.

ARTICLE XVI

Term

The term for which the Partnership is to exist shall commence on the date of the filing of the Certificate of Limited Partnership in the State of Delaware, and shall terminate on December 31, 2008, unless sooner dissolved pursuant to the provisions of Article XVII hereof or as otherwise provided by law.

ARTICLE XVII

Termination and Dissolution

A. Events Requiring Termination and Dissolution. The Partnership shall be terminated and dissolved upon the happening of any of the following events:

(1) The expiration of its term as provided in this Agreement.

(2) The filing of a certificate of dissolution or revocation of the charter of a General Partner, or the withdrawal, removal, adjudication of bankruptcy or insolvency of a General Partner, or the occurrence of any other event which under the Act causes a General Partner to cease to be a general partner of the Partnership unless (a) at the time there is at least one remaining General Partner and that remaining General Partner carries on the business of the Partnership or (b) within ninety (90) days of such event all the remaining Partners agree in writing to continue the business of the Partnership and to the selection, effective as of the date of such event, of one or more successor General Partners. Within one hundred and twenty (120) days of any event referred to in Subsections (a) or (b) above, in the event action pursuant to Subsections (a) or (b) above is not taken, Limited Partners holding a majority interest (over 50%) of the outstanding Units (not including Units held by the General Partner) may elect to reconstitute and continue the business of the Partnership by forming a new limited partnership (the “Reconstituted Partnership”) on the same terms and provisions as set forth in this Agreement. Any such election must also provide for the election of a general partner to the Reconstituted Partnership. If such an election is made, all Limited Partners of the Partnership shall be bound thereby and continue as limited partners of the Reconstituted Partnership.

(3) The Partnership becomes insolvent or bankrupt, or upon the reduction of the Net Asset Value per Unit, as of the close of trading on any business day (after adjustment for distributions), below fifty percent (50%) of the Net Asset Value per Unit on the date the Partnership commences trading activities.

(4) The vote of Limited Partners holding more than fifty percent (50%) of the outstanding Units (which excludes the partnership interest of the General Partner) to dissolve the Partnership.

(5) The determination of the General Partner to terminate the Partnership following a decline in the Partnership’s Net Asset Value to less than $3 million as of the end of any business day.

(6) The determination of the General Partner that the Partnership’s aggregate Net Assets in relation to the operating expenses of the Partnership make it unreasonable or imprudent to continue the business of the Partnership.

(7) The occurrence of any event which would make unlawful the continued existence of the Partnership.

(8) In the event that at least 50,000 Limited Partnership Units offered pursuant to the Prospectus are not sold during the Offering Period.

The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Limited Partner (as long as such Limited Partner is not the sole Limited Partner of the Partnership) shall not result in the dissolution or termination of the Partnership, and such Limited Partner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Partner’s Limited Partnership Interest except as provided in Paragraph A of Article IX hereof. Each Limited Partner (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the Partnership and any right to an audit or examination of the books of the Partnership, except for such rights as are set forth in Article XII hereof relating to the Books of Account and reports of the Partnership.

B. Distributions on Termination and Dissolution. Upon the dissolution of the Partnership, the General Partner (or in the event the dissolution is caused by the filing of a certificate of dissolution or the revocation of the charter of a General Partner or its withdrawal, removal, bankruptcy or insolvency, such person as the majority in interest of the Limited Partners may propose and approve) shall act as liquidating trustee and shall take full charge of the Partnership assets and liabilities. Thereafter, the business and affairs of the Partnership shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (1) to the expenses of liquidation and termination and to creditors, including Partners who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Partnership (whether by payment or by establishment of reserves) other than liabilities for distributions to Partners, and (2) to the General Partner and each Limited Partner pro rata in accordance with its or his book capital account balance, less any amount owing by such Partner to the Partnership, after giving effect to all adjustments made pursuant to Article VIII and all distributions theretofore made to the Partners pursuant to Article VIII. After the distribution of all remaining assets of the Partnership, the General Partner will contribute to the Partnership an amount equal to the lesser of (i) the deficit balance, if any, in its tax capital account, and (ii) the excess of 1.01% of the total Capital Contributions of the Limited Partners over the capital previously contributed by the General Partner. Any capital contributions made by the General Partner pursuant to this paragraph shall be applied first, to satisfy any amounts then owed by the Partnership to its creditors, and the balance, if any, shall be distributed to those Partners in the Partnership whose book capital account balances (immediately following the distribution of any liquidation proceeds) were positive, in proportion to their respective positive book capital account balances.

C. Certificate of Cancellation. Following the dissolution and distribution of the assets of the Partnership, the General Partner shall cause a certificate of cancellation to be filed in accordance with the Act.

ARTICLE XVIII

Power of Attorney

A. Power of Attorney Executed Concurrently. Concurrently with the written acceptance and adoption of the provisions of this Agreement, each Limited Partner shall execute and deliver to the General Partner a Power of Attorney as part of the Subscription Agreement, or in such other form as may be prescribed by the General Partner. Each Limited Partner, by its execution and delivery hereof, irrevocably constitutes and appoints the General Partner as the true and lawful attorney-in-fact and agent for such Limited Partner with full power and authority to act in his name and on his behalf in the execution, acknowledgment, filing and publishing of Partnership documents, which will include but not be limited to the following:

(1) Any certificates and other instruments, including but not limited to a Certificate of Limited Partnership and amendments thereto and any applications for authority to do business and amendments thereto, which the General Partner deems appropriate to qualify or continue the Partnership as a limited partnership in the jurisdictions in which the Partnership may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Agreement or any amendment hereto, or which may be required to be filed by the Partnership or the Partners under the laws of any jurisdiction;

(2) Any other instrument which may be required to be filed by the Partnership under the laws of any state or by any governmental agency, or which the General Partner deems advisable to file; and

(3) This Agreement and any documents which may be required to effect an amendment to this Agreement approved under the terms of the Agreement, and the continuation of the Partnership, the admission of the signer of the Power of Attorney as a Limited Partner or of others as additional or substituted Limited Partners, or the dissolution and termination of the Partnership, provided such continuation, admission or dissolution and termination is in accordance with the terms of this Agreement.

B. Effect of Power of Attorney. The Power of Attorney concurrently granted by each Limited Partner to the General Partner:

(1) Is a special Power of Attorney coupled with an interest, is irrevocable, and shall survive and not be affected by the death, disability, dissolution, liquidation, termination or incapacity of the Limited Partner;

(2) May be exercised by the General Partner for each Limited Partner by a facsimile signature of one of its officers or by a single signature of one of its officers acting as attorney-in-fact for all of them; and

(3) Shall survive the delivery of an assignment by a Limited Partner of the whole or any portion of his Limited Partnership Interest; except that where the assignee thereof has been approved by the General Partner for admission to the Partnership as a substituted Limited Partner, the Power of Attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file any instrument necessary to effect such substitution.

Each Limited Partner agrees to be bound by any representations made by the General Partner and by any successor thereto, determined to be acting in good faith pursuant to such Power of Attorney and not constituting negligence or misconduct.

C. Limitation on Power of Attorney. The Power of Attorney concurrently granted by each Limited Partner to the General Partner shall not authorize the General Partner to act on behalf of Limited Partners in any situation in which this Agreement requires the approval of Limited Partners unless such approval has been obtained as required by this Agreement. In the event of any conflict between this Agreement and any instruments filed by the General Partner or any new general partner pursuant to this Power of Attorney, this Agreement shall control.

ARTICLE XIX

Limitations on Liability; Litigation

A. Limitation on Liability. Except as provided in Paragraph G of Article VIII hereof, Subparagraph F(8) of Article X hereof, Paragraph C of Article XIV hereof and as otherwise provided under Delaware law, no Limited Partner shall be liable for claims against, or debts of the Partnership in excess of his Capital Contribution and his share of the Partnership’s assets and undistributed profits, except in the event that the liability is founded upon misstatements contained in such Limited Partner’s Subscription Agreement delivered in connection with his purchase of Units. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Partnership shall not make a claim against a Limited Partner with respect to amounts distributed to such Partner or amounts received by such Partner upon redemption or any exchange of Units unless the Net Assets of the Partnership (which shall not include any right of contribution from the General Partner except to the extent previously made by it pursuant to this Agreement) shall be insufficient to discharge the liabilities of the Partnership which shall have arisen prior to the payment of such amounts.

B. Litigation. The General Partner is hereby authorized to prosecute, defend, settle or compromise actions or claims at law or in equity at the Partnership’s expense as may be necessary or proper to enforce or protect the Partnership’s interests. The General Partner shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefor, next, out of the Partnership’s assets, and thereafter out of the assets of the General Partner.

ARTICLE XX

Miscellaneous

A. Notices. All notices or communications under this Agreement (other than requests for redemption of Units, requests for exchange of Units, notices of assignment, transfer, pledge, or encumbrance of Units, and reports and notices by the General Partner to the Limited Partners) shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid, or if telegraphed, by prepaid telegram; and addressed, in each such case, to the address set forth in the books and records of the Partnership or such other address as he may specify in writing, of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail. Requests for redemption or for exchange of Units and notices of assignment, transfer, pledge, or encumbrance of Units shall be effective upon timely receipt by the General Partner in writing.

B. Headings. Article and Paragraph titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

C. English Usage. Whenever the single number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders and the word “persons” shall include individuals, corporations, firms, partnerships, trusts or other forms of associations.

D. Counterparts. This Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.

E. Binding Nature of Agreement. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of the respective Partners. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership records as to who are Partners and permitted assignees and all Partners and assignees agree that their rights shall be determined and that they shall be bound thereby.

F. Governing Law. The validity and construction of this Agreement and all amendments hereto shall be governed by the laws of the State of Delaware.

G. Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership.

H. Severability. In the event that any provision of this Agreement shall be declared invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions of this Agreement, it being hereby agreed that such provisions are severable and that this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

IN WITNESS WHEREOF, the parties hereto have hereunto set their respective hands as of the day and year first above written.

GENERAL PARTNER:

PREFERRED INVESTMENT SOLUTIONS CORP.

By:

LIMITED PARTNERS:

All Limited Partners hereinbefore, now and hereafter admitted as limited partners of the Partnership, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to, the General Partner.

By:	Preferred Investment Solutions Corp.

By:
Attorney-in-Fact

Exhibit D

DRAFT FORM OF OPINION	RICHARDS, LAYTON & FINGER A PROFESSIONAL ASSOCIATION ONE RODNEY SQUARE 920 NORTH KING STREET WILMINGTON, DELAWARE 19801 (302) 651-7700 FAX: (302) 651-7701 WWW.RLF.COM , 2004

Prudential-Bache Diversified Futures Fund L.P.

c/o Prudential Securities Futures Management Inc.

One New York Plaza

New York, New York 10292

Re: Prudential-Bache Diversified Futures Fund L.P.

Ladies and Gentlemen:

We have acted as special Delaware counsel to Prudential-Bache Diversified Futures Fund L.P., a Delaware limited partnership (the “Partnership”), in connection with the transactions contemplated by the Amended and Restated Agreement of Limited Partnership, dated as of July 14, 1988 (the “Partnership Agreement”), by and among Seaport Futures Management, Inc., as general partner of the Partnership, Richard A. Henderson, as the Initial Limited Partner, and those Persons that have executed a counterpart to the Partnership Agreement and have been admitted to the Partnership as, and continue to be, limited partners of the Partnership in accordance with the provisions of the Partnership Agreement (collectively, the “Limited Partners”). This opinion is being delivered to you pursuant to Article XV(B) of the Partnership Agreement. Capitalized terms used herein and not otherwise defined are used as defined in, or by reference in, the Partnership Agreement.

We have examined originals or copies of the following documents:

(a) The Partnership Agreement;

(b) A form of the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “Second Amended Agreement”), by and among Preferred Investment Solutions Corp. (formerly known as Kenmar Advisory Corp.), a Connecticut corporation, as general partner (the “General Partner”), and those Persons that have been admitted to the Partnership as, and continue to be, limited partners of the Partnership in accordance with the provisions of the partnership agreement of the Partnership, as amended from time to time, which document is marked to reflect the differences between the Second Amended Agreement and the Partnership Agreement (such marked differences being hereinafter referred to as the “Amendments”);

(c) The Certificate of Limited Partnership of the Partnership, dated May 24, 1988 (the “Partnership Certificate”), which was filed with the Secretary of State of the State of Delaware on May 25, 1988; and

(d) The Proxy Statement of the Partnership, dated                     , 2004 (the “Proxy Statement”), relating to certain matters described therein.

We have not reviewed any documents other than the foregoing documents for purposes of rendering our opinions as expressed herein, and we have assumed that there exists no provision of any such other document that bears upon or is inconsistent with our opinions as expressed herein. We have conducted no independent

Prudential-Bache Diversified Futures Fund L.P.

                    , 2004

factual investigation of our own but have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

Based upon and subject to the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinbelow, it is our opinion that:

1. The Limited Partners’ exercise of voting rights pursuant to the Proxy Statement will not constitute such participation in the control of the Partnership’s business as would adversely affect the Limited Partners’ liability under the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. § 17-101, et seq.

2. When the Second Amended Agreement is duly authorized, executed and delivered by the parties thereto, the Amendments will be legal, valid and binding agreements of the General Partner, and will be enforceable against the General Partner, in accordance with their terms.

The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

A. We are admitted to practice law in the State of Delaware, and we do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Delaware (excluding securities laws) currently in effect. We have not considered and express no opinion on the laws of any other state or jurisdiction, including federal laws or rules and regulations thereunder.

B. We have assumed (i) that the Partnership Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the formation, operation, and termination of the Partnership, and that the Partnership Agreement and the Partnership Certificate are in full force and effect and have not been amended, (ii) the due creation, due formation or due organization, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, formation or organization, (iii) the legal capacity of each natural person who is a party to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, and (vi) that the election and appointment of the General Partner as the sole general partner of the Partnership and the Amendments will have been duly approved by the affirmative vote of Limited Partners holding at least a majority in interest (over 50%) of the then outstanding Units (not including Units held by the general partner of the Partnership) and that the mechanics for submitting the amendments to the Limited Partners as set forth in the first two sentences of Article XVA(1) will have been followed. We have not participated in the preparation of the Proxy Statement and assume no responsibility for its contents.

C. The opinion expressed in paragraph 2 above is subject to the effect upon the Amendments of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), (iii) the law of fraudulent transfer and conveyance, (iv) public policy, (v) applicable law relating to fiduciary duties, and (vi) judicial imposition of an implied covenant of good faith and fair dealing. In addition, in connection with the opinion expressed paragraph 2 above, we have assumed that the amendment to Article VIIA of the Partnership Agreement as reflected in the Amendments does not modify the percentage of Profits, Losses or distributions to which any Partner or assignee of a Unit is entitled. Except as expressly set forth in paragraph 2 above, we express no opinion concerning the legality, validity, binding nature or enforceability of the Second Amended Agreement.

Prudential-Bache Diversified Futures Fund L.P.

                    , 2004

D. We have assumed that all documents submitted to us as originals are authentic, that all documents submitted to us as copies conform with the originals, that all signatures are genuine and that all documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinions as stated herein.

This opinion is rendered for your benefit and may be relied upon by you as of its date in connection with the matters addressed herein. In addition, we consent to your use of this opinion as of its date as an exhibit to the Proxy Statement, and this opinion may be cited to, and used by you as of its date with, applicable governmental regulators, including the Securities and Exchange Commission. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

Very truly yours,

BJK/cgb

PRUDENTIAL-BACHE DIVERSIFIED FUTURES FUND L.P.

PROXY CARD

PRUDENTIAL-BACHE DIVERSIFIED FUTURES FUND L.P.

SPECIAL MEETING OF LIMITED PARTNERS

TO BE HELD ON                     , 2004

The undersigned Limited Partner of Prudential-Bache Diversified Futures Fund L.P. (the “Fund”) hereby appoints Brian J. Martin and Ronald J. Ivans, with full power of substitution and revocation, proxies of the undersigned to vote all Limited Partnership Interests of the Fund which the undersigned would be entitled to vote if personally present at the Special Meeting of Limited Partners of the Fund (the “Special Meeting”) to be held on                     , 2004 at 12:30 p.m.. at the offices of Prudential Financial, Inc., 751 Broad Street, Newark, N.J., and at any adjournment thereof, on the following matters:

1.	The approval of the sale of the stock of Seaport Futures Management, Inc. to Preferred Investment Solutions Corp. (formerly known as Kenmar Advisory Corp.); the concomitant approval of Preferred Investment Solutions Corp. as the new general partner of the Fund; and the approval of certain amendments to the Partnership Agreement that Preferred Investment Solutions Corp. believes will not materially change the operation of, and will be beneficial to, the Fund (the PROPOSAL); and

2.	The transaction of such other business as may properly come before the Special Meeting, and any adjournments thereof.

This Proxy will be voted in accordance with the instructions given on the other side, and, in the discretion of the Proxyholders, upon such other matters as may properly come before the Special Meeting. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SEAPORT FUTURES MANAGEMENT, INC.

(CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

PRUDENTIAL-BACHE DIVERSIFIED FUTURES FUND L.P.

Please mark your vote as indicated in this example. ☒

THE GENERAL PARTNER RECOMMENDS THE LIMITED PARTNERS VOTE FOR THE PROPOSAL.

THE PROPOSAL – Approval of the sale of the stock of Seaport Futures Management, Inc. to Preferred Investment Solutions Corp. (formerly known as Kenmar Advisory Corp.); the concomitant approval of Preferred Investment Solutions Corp. as the new general partner of the Fund; and approval of certain amendments to the Partnership Agreement that Preferred Investment Solutions Corp. believes will not materially change the operation of, and are intended to be beneficial to, the Fund.

FOR ☐	AGAINST ☐	ABSTAIN ☐

THE GENERAL PARTNER RECOMMENDS THE LIMITED PARTNERS VOTE FOR THE GRANT OF AUTHORITY

Grant of Authority to transact such other business as may come before this Special Meeting, and any adjournment thereof.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature	Signature	Date

Please mark, date and sign exactly as your name(s) appear(s) above and return in the enclosed envelope. If acting as attorney, executor, administrator, trustee, guardian, etc., please give full title. If the signer is a corporation, please sign the full corporate name by a duly authorized officer. If Limited Partnership Interests are held jointly, each Limited Partner named should sign.